UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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AMERICAN SOFTWARE, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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AMERICAN SOFTWARE, INC.
470 East Paces Ferry Road, N.E.
Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the 2021 annual meeting of shareholders (the “Annual Meeting”) of AMERICAN SOFTWARE, INC. (the “Company”) will be held at the offices of the Company, 470 East Paces Ferry Road, N.E., Atlanta, Georgia, on Wednesday, August 18, 2021 at 3:00 p.m. for the following purposes:

1.     To elect seven directors of the Company, two of whom will be elected by the holders of Class A Common Shares and five of whom will be elected by the holders of Class B Common Shares.

2.     To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2022.

3.     To conduct an advisory vote on the compensation of our named executive officers.

4.    To consider and vote upon a proposal to amend the Company's 2020 Equity Incentive Plan to increase the number of Class A Common Shares that may be issuable under the plan.

5.     To consider and transact such other business as may properly come before the Annual Meeting.

    Only shareholders of record of the Company at the close of business on July 2, 2021 will be entitled to vote at the Annual Meeting.

    Shareholders are requested to vote, date, sign and mail their proxies in the form enclosed even though they plan to attend the Annual Meeting. If shareholders are present at the Annual Meeting, their proxies may be withdrawn, and they may vote personally on all matters brought before the Annual Meeting, as described more fully in the enclosed Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
James R. McGuone,
Secretary
July 29, 2021

IMPORTANT

    We encourage you to attend the Annual Meeting. In order that there may be a proper representation at the Annual Meeting, each shareholder is requested to return his or her proxy in the enclosed envelope, which requires no postage if mailed in the United States. Attention by shareholders to this request will reduce the Company’s expense in soliciting proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 18, 2021:

This Proxy Statement, the proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021 are available at: https://materials.proxyvote.com/029683

AMERICAN SOFTWARE, INC.
470 East Paces Ferry Road, N.E.
Atlanta, Georgia 30305
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS:
NOTICE IS HEREBY GIVEN that the 2021 annual meeting of shareholders (the “Annual Meeting”) of AMERICAN SOFTWARE, INC. (the “Company”) will be held at the offices of the Company, 470 East Paces Ferry Road, N.E., Atlanta, Georgia, on Wednesday, August 18, 2021 at 3:00 p.m. for the following purposes:
1.To elect seven directors of the Company, two of whom will be elected by the holders of Class A Common Shares and five of whom will be elected by the holders of Class B Common Shares.
2.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2022.
3.To conduct an advisory vote on the compensation of our named executive officers.
4.To consider and vote upon a proposal to amend the Company’s 2020 Equity Incentive Plan to increase the number of Class A Common Shares that may be issuable under the plan.
5.To consider and transact such other business as may properly come before the Annual Meeting.
Only shareholders of record of the Company at the close of business on July 2, 2021 will be entitled to vote at the Annual Meeting.
Shareholders are requested to vote, date, sign and mail their proxies in the form enclosed even though they plan to attend the Annual Meeting. If shareholders are present at the Annual Meeting, their proxies may be withdrawn, and they may vote personally on all matters brought before the Annual Meeting, as described more fully in the enclosed Proxy Statement.
BY ORDER OF THE BOARD OF DIRECTOR
James R. McGuone,
Secretary
July 29, 2021
IMPORTANT
We encourage you to attend the Annual Meeting. In order that there may be a proper representation at the Annual Meeting, each shareholder is requested to return his or her proxy in the enclosed envelope, which requires no postage if mailed in the United States. Attention by shareholders to this request will reduce the Company’s expense in soliciting proxies.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 18, 2021:
This Proxy Statement, the proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021 are available at: http://materials.proxyvote.com/029683

PROXY STATEMENT SUMMARY
    This Proxy Statement summary highlights information contained elsewhere in this Proxy Statement, which is first being sent or made available to shareholders on or about July 29, 2021. This is only a summary, and we encourage you to read the entire Proxy Statement carefully before voting.
Annual Meeting Details:
Time and Date:     3:00 pm Eastern Daylight Time on Wednesday, August 18, 2021
Place:     470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305
    Record Date: Friday, July 2, 2021
Voting: Holders of common stock as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.
Entry:    You are entitled to attend the Annual Meeting only if you were a shareholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting.

You should be prepared to present valid photo identification for admittance. If you do not provide photo identification, you will not be admitted to the Annual Meeting. Please let us know if you plan to attend the Annual Meeting by marking the appropriate box on the enclosed proxy card if you requested to receive printed proxy materials, or, if you vote by telephone or over the internet, by indicating your plans when prompted.
    Attendees will be required to adhere to the Company’s COVID-19 policies then in effect.
Voting Matters:
    Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. If you were a shareholder of record as of the Record Date, you have four voting options. You may vote using one of the following methods:
•Over the Internet, which you are encouraged to do if you have access to the Internet;
•By telephone;
•For those shareholders who request a paper proxy card in the mail, by completing, signing and returning the proxy; or
•By attending the Annual Meeting and voting in person.

Meeting Agenda and Board Voting Recommendations:

Proposals	Board Voting Recommendation	Page Reference
1.To elect each of Lizanne Thomas and James B. Miller, Jr. as our Class A Directors	For	7
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2022	For	14
3. To approve, on an advisory basis, the compensation of our named executive officers	For	30
4. To amend the Company’s 2020 Equity Incentive Plan to increase the number of Class A Common Shares that may be issuable under the plan	For	32
    In addition to the above matters, we will transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Director Nominees:
    The Company’s board of directors consists of two Class A directors and five Class B directors, each currently serving terms that expire at the Annual Meeting. Class A directors are elected by holders of the Company’s Class A Common Shares, and Class B directors are elected by the Company’s sole holder of Class B Common Shares, Mr. James C. Edenfield, our Executive Chairman.
    At the Annual Meeting, shareholders are being asked to re-elect the director nominees identified below to serve in the Classes identified. If re-elected at the Annual Meeting, the Class A and Class B director nominees identified below will serve until the annual meeting of shareholders to be held in 2022.

NAME OF NOMINEE	AGE	PRINCIPAL OCCUPATION; DIRECTORSHIPS	INDEPENDENT	YEAR FIRST ELECTED DIRECTOR	COMMITTEES
CLASS A DIRECTORS:
Lizanne Thomas	64	Partner at Jones Day	Yes	2019	AC CC
James B. Miller, Jr.	81	Executive Chairman and Director of Ameris Bancorp, the parent company of Ameris Bank	Yes	2002	AC±† CC±
CLASS B DIRECTORS:
H. Allan Dow	57	Chief Executive Officer and President of American Software, Inc.	No	2020
James C. Edenfield	86	Executive Chairman and Treasurer of American Software, Inc.	No	1971
W. Dennis Hogue	68	Senior Partner and Managing Director of ChampionScott Partners; Chief Executive Officer of Hogue Enterprises, Inc.; President of American Durahomes; President of The Hogue Corp., d/b/a GRN of Marietta	Yes	2001	AC CC
Matthew G. McKenna	64	Principal of McKenna & Associates, LLC	Yes	2017	AC CC
Thomas L. Newberry, V	54	Author; Founder and Chief Executive Officer of The 1% Club, Inc.	Yes	2001	AC CC

AC – Audit Committee
CC – Compensation Committee
(±) – Chairman
(†) – Audit Committee Financial Expert

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
OF AMERICAN SOFTWARE, INC.
_____________________________
TO BE HELD AT
AMERICAN SOFTWARE, INC.
470 EAST PACES FERRY ROAD, N.E.
ATLANTA, GEORGIA
ON AUGUST 18, 2021
_____________________________
GENERAL INFORMATION
This Proxy Statement is furnished to Class A shareholders by the Board of Directors of American Software, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of shareholders (the “Annual Meeting”) to be held at the Company’s offices on Wednesday, August 18, 2021 at 3:00 p.m., and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy card and Notice of Annual Meeting are first being mailed to shareholders on or about July 29, 2021.
The mailing address of the Company’s executive office is 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305. The Company’s website is www.amsoftware.com. Information from the Company’s website is not incorporated by reference into any portion of this Proxy Statement.
Proposals
If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with its terms. If no choices are specified, subject to the broker non-vote rules discussed under “Broker Non-Votes” below, the proxy will be voted:
FOR -    Election of Lizanne Thomas and James B. Miller, Jr., as Class A directors.
FOR -    Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2022.
FOR -    Approval of the advisory resolution regarding the compensation of our named executive officers.
FOR -    Approval of the amendment to the 2020 Equity Incentive Plan to increase the number of Class A Common Shares that may be issuable under the plan.
In addition, a properly executed and returned proxy card gives the authority, subject to the broker non-vote rules, to vote in accordance with the proxy holder’s best judgment on such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any proxy given pursuant to this solicitation may be revoked, either in writing furnished to the Secretary of the Company prior to the Annual Meeting or personally by attendance at the Annual Meeting, by the person giving the proxy insofar as the proxy has not been exercised at the Annual Meeting and the shareholder attending the Annual Meeting informs the Secretary of the Company of his or her intent to revoke the proxy.
Record Date
The Board of Directors has fixed the close of business on July 2, 2021 as the record date for determining the holders of common stock entitled to notice of and to vote at the Annual Meeting. On July 2, 2021, the Company had outstanding and entitled to vote a total of 31,420,934 Class A Common Shares (“Class A shares”) and 1,821,587 Class B Common Shares (“Class B shares”).

Class A and Class B Shareholder Voting
Other than in the election of directors, in which holders of Class A shares and Class B shares vote as separate classes, each outstanding Class A share is entitled to one-tenth of a vote per share and each outstanding Class B share is entitled to one vote per share on all matters to be brought before the Annual Meeting. The Class A directors and the Class B directors will be elected by a majority of the votes cast by the respective classes. Any other matter submitted to the Annual Meeting must be approved or ratified by a majority vote of the outstanding shares (adjusted as described above) present or represented by proxies at the Annual Meeting. A one-third quorum of 10,214,255 Class A shares and 607,196 Class B shares is required to be present or represented by proxy at the Annual Meeting in order to conduct all of the business expected to come before the Annual Meeting. Votes that are withheld, broker non-votes and votes of abstention cast by any shareholder on a particular action will be counted towards the quorum requirement but will not be counted as a vote for or against the action.
Broker Non-Votes
Broker non-votes occur when a broker or nominee holding shares for a beneficial owner does not vote on a non-routine proposal because the broker or nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to such proposal. Rule 452 of the New York Stock Exchange, which has been adopted by the Nasdaq Stock Market, provides that a broker or other nominee holding shares for a beneficial owner may generally vote on routine matters, but not non-routine matters, without receiving voting instructions. The uncontested election of directors (Proposal 1), the advisory vote on the compensation of our named executive officers (Proposal 3) and the approval of the amendment to the 2020 Equity Incentive Plan (Proposal 4) are non-routine matters. Please provide instructions to your broker or nominee on how to vote your shares. If you do not provide such voting instructions, your shares will not be voted for Proposals 1, 3 and 4. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2022 (Proposal 2) is considered a routine matter. Because at least one routine item is to be voted on at the Annual Meeting, shares held in the name of brokers or other nominees and voted on Proposal 2 will be counted for purposes of the quorum requirement, as noted above.

PROPOSAL 1: ELECTION OF DIRECTORS
Overview
The directors of the Company are elected annually to hold office until the election and qualification of their successors at the next annual meeting of shareholders. Of the seven directors to be elected, two are to be elected by the holders of the outstanding Class A shares and five are to be elected by the holders of the outstanding Class B shares. The persons named on the enclosed proxy card intend to vote Class A shares for the election of Lizanne Thomas and James B. Miller, Jr., the Class A director nominees. If either of these individuals should be unavailable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The Board of Directors has no reason to believe that any director nominees will be unavailable for election as a director. If any of the nominees is unable to serve, the remaining Board members may elect a substitute to fill the resulting vacancy.
It is anticipated that Mr. Edenfield, who owns 100% of the Class B shares, will vote his Class B shares in favor of the election of H. Allan Dow, James C. Edenfield, W. Dennis Hogue, Matthew G. McKenna and Thomas L. Newberry, V, as Class B directors. Thus, it is expected that Messrs. Dow, Edenfield, Hogue, McKenna and Newberry will be elected as Class B directors.
Director Background and Qualifications
The Board seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company’s business, particularly industries and segments that the Company serves. Each of the nominees for election as a director at the Annual Meeting has substantial and meaningful experience in core management skills, such as strategic, financial and operational planning, financial reporting, corporate governance, risk management, and leadership development. The information set forth below includes a summary of each director nominee’s individual qualifications, experience, attributes and skills that we believe add to the strength of our Board of Directors.
Candidates for membership on the Board are recommended by current members of the Board or management. When evaluating candidates for membership on the Board, the Board considers a number of factors, including:
•business expertise and skills;
•understanding of the Company’s business and industry;
•judgment and integrity;
•educational and professional background; and
•commitments to other businesses and responsibilities.
The directors, their ages, their principal occupations for at least the past five years, other public company directorships held by them and the year each was first elected as a director of the Company are set forth below.

Class A Director Nominees

Lizanne Thomas

Ms. Thomas is a partner with Jones Day, a global law firm, and has been practicing corporate law since 1982. Ms. Thomas has served as the Partner-in-Charge of the Southeast Region for over six years, and the Chair of the firm’s Corporate Governance Practice for more than ten years. Ms. Thomas currently serves on the board of directors of Atlantic Capital Bancshares, Inc., a publicly traded bank holding company, and is a trustee for several non-profit organizations. Among her many honors and distinctions, in 2016, Ms. Thomas was named one of the top 100 directors by the National Association of Corporate Directors (NACD).

Ms. Thomas holds a B.A. from Furman University and received her law degree from Washington and Lee University, where she served as Managing Editor of the Law Review.

Ms. Thomas’s substantial corporate governance experience makes her well-qualified to serve on the Board.

Age: 64
Director Since: 2019

James B. Miller, Jr.

Mr. Miller is currently the Executive Chairman and a member of the board of directors of each of Ameris Bancorp, a publicly held bank holding corporation, and its wholly-owned subsidiary, Ameris Bank. Prior to July 2019, Mr. Miller was the Chairman of the Board and Chief Executive Officer of Fidelity Southern Corporation, a publicly held bank holding corporation and the parent corporation of Fidelity Bank, positions he held since 1979. He became Chairman of Fidelity Bank in 1998 and served as President of Fidelity Bank from 1977 to 1997 and from 2003 to 2004. Mr. Miller is also chairman of several privately held family real estate businesses.

Mr. Miller holds a Bachelor of Arts Degree from Florida State University and an L.L.B. from Vanderbilt University Law School.

Mr. Miller’s extensive leadership experience at two publicly traded bank holding corporations and their wholly-owned subsidiary banks, as well as his board experience with other companies in a variety of industries, bring to the Board the business and financial acumen of an experienced senior executive. We believe his financial expertise and legal background and his prior service on the audit committee of Interface, Inc., a publicly held textile manufacturing company, make him well-qualified to serve on our Board, and in particular to serve as chair of our Audit Committee. The Board has determined that Mr. Miller is an “audit committee financial expert.”

Age: 81
Director Since: 2002

THE BOARD OF DIRECTORS RECOMMENDS THAT CLASS A SHAREHOLDERS VOTE “FOR” MS. THOMAS AND MR. MILLER.
Class B Director Nominees

H. Allan Dow

Mr. Dow was elected as our President in March 2017 and was elected Chief Executive Officer in May 2020. Previously, Mr. Dow served as president of Logility Inc., a subsidiary of the Company, since August 2015 and as that company’s Executive Vice President of Sales from September 2000 to July 2015.

Mr. Dow holds a Bachelor of Science degree in Chemical Engineering from the University of Maine.

Mr. Dow brings to the Board, among other skills and qualifications, his leadership experience as Chief Executive Officer and President of the Company, as well as his track record of sound business judgment and achievement, as demonstrated in over 30 years of experience in strategic planning, sales development, implementation services, and product innovation, particularly in the streamlining, acceleration and optimization of supply chain and retail planning enterprises.

Age: 57
Director Since: 2020

James C. Edenfield

Mr. Edenfield is a co-founder of the Company and has served as our Executive Chairman since September 2014. Mr. Edenfield previously served as Chief Executive Officer and President from November 1989 to May 2014 and as Co-Chief Executive Officer prior to that time. Prior to founding the Company, Mr. Edenfield held several executive positions with, and was a director of, Management Science America, Inc., an Atlanta-based applications software development and sales company.

Mr. Edenfield holds a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology.

As a co-founder and Executive Chairman of the Company, and with more than 40 years of experience in our industry, Mr. Edenfield provides essential insight and guidance to our Board of Directors from an insider perspective regarding the strategic direction of the Company.

Age: 86
Director Since: 1971

[Continued on Following Page]

W. Dennis Hogue

Mr. Hogue joined ChampionScott Partners, a global management consulting firm specializing in technology and technology-enabled companies, as a Senior Partner and Managing Director in November 2013. Since November 2007, Mr. Hogue has also served as President of American Durahomes, a provider of durable and affordable homes. Since January 2005, Mr. Hogue also has served as Chief Executive Officer of Hogue Enterprises, Inc., a real estate investment company. From July 2003 to January 2005, he served as Chief Executive Officer of Datatrac Corporation, a software developer and wireless communications provider for the expedited product delivery industry.

Mr. Hogue earned a Bachelor of Science degree in Psychology from Florida State University in 1974.

Mr. Hogue’s many years of executive-level experience at other companies, his education and training and his in-depth knowledge of the Company’s operations and technology gained from more than twelve years with the Company, from 1983 to 1996, where he served as Group Vice President and in other positions, enable him to provide our Board with strong and capable leadership.

Age: 68
Director Since: 2001

Matthew G. McKenna

Mr. McKenna has served as Principal of McKenna & Associates, LLC, a management and consulting advisory firm, since July 2016. Mr. McKenna previously served as Managing Director of Strategy&, a global strategy consulting firm and subsidiary of PricewaterhouseCoopers, from July 2015 to June 2016, and as Senior Executive Advisor of Booz & Company, a global management consulting firm, from January 2008 to June 2015. Prior to serving at Booz & Company, Mr. McKenna held a variety of positions at Booz Allen Hamilton over a 22-year period, including Managing Partner of the company’s Houston office and Energy Operations Sector Practice Leader. From 1981 to 1985, Mr. McKenna served as a Supply Chain Applications Consultant for the Company.

Mr. McKenna holds a B.S. in Engineering from the Georgia Institute of Technology and an MBA from Harvard University.

Mr. McKenna brings to the Board of Directors significant strategy development and implementation experience gained from his long career in management consulting.

Age: 64
Director Since: 2017

Thomas L. Newberry, V

Mr. Newberry founded The 1% Club, Inc. in October 1992 and has acted as its Chief Executive Officer since that time. The 1% Club sponsors programs designed to assist entrepreneurs and their families in accomplishing their goals. He is also the author of motivational books and audio programs dedicated to improving performance in business operations and salesmanship.

Mr. Newberry earned a Bachelor of Science degree from Georgia State University in 1989.

Mr. Newberry’s experience as an entrepreneur and a business executive, combined with his leadership in the field of executive performance and motivation, allow him to provide unique and important insights to the Board of Directors whenever the Board addresses motivational and management issues.

Age: 54
Director Since: 2001

CORPORATE GOVERNANCE
Board Meetings
The Board of Directors held four meetings during fiscal 2021. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served and was eligible to attend during this period.
Director Attendance at Annual Meetings
Although the Company does not have a policy with regard to Board members’ attendance at the Company’s annual meetings of shareholders, all of the directors are encouraged to attend such meetings. All of the Company’s then serving directors were in attendance at the 2020 Annual Meeting.
Director Independence
Because the holders of Class B shares have the right to elect five of the seven directors and Mr. James C. Edenfield owns 100% of the issued and outstanding Class B shares, the Company qualifies as a “controlled company” as defined in Rule 5615(c)(1) of the Nasdaq Marketplace Rules (the “Nasdaq Rules”). Please see “Security Ownership of Management and Certain Beneficial Owners” below. Therefore, the Company is not subject to certain provisions of Rule 5606(b) and all of Rules 5606(d) and (e) of the Nasdaq Rules that otherwise would require the Company to have (i) a majority of independent directors on the Board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of the Company’s executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.
Director Nominations
In light of the voting power of Mr. Edenfield, and because Board vacancies have occurred infrequently, the Board has determined that the Board, rather than a nominating committee, is the most appropriate body for identifying director candidates and selecting nominees to be presented at the Annual Meeting of shareholders. Each member of the Board participates in this process. It is the view of the Board that this function has been performed effectively by the Board, and that it is appropriate for the Company not to have a separate nominating committee or charter for this purpose. The Board has further determined that it would not be productive to have a fixed policy with respect to consideration of candidates recommended by security holders. However, if a shareholder communication includes a recommendation of a candidate for director, the Board will consider that candidate along with any other candidates for a Board position.
Board Tenure
The Board does not have a mandatory retirement age. Instead, the Board believes that directors should be evaluated on their unique perspectives, experiences and ability to contribute to the Board and that long-serving directors provide important perspective and insight based on industry experience and a deep understanding of our long-term plans and objectives. The Board is focused on maintaining a balance between longer serving directors and newer directors with complementary skills, expertise, diverse backgrounds and points of view, which allows for natural turnover and an appropriate pace of Board refreshment. As part of the Board’s ongoing efforts to seek this balance of skills, experience and tenure, the Board elected two new directors since 2019.
Board Diversity
Although the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Board is making a conscious effort to increase the diversity of Board members. The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses.
Board Leadership Structure
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently, H. Allan Dow, our Chief Executive Officer and President, is serving as the Company’s principal executive officer and Mr. James C. Edenfield serves as the Executive Chairman.
Committees of the Board of Directors
Audit Committee
The Board of Directors has an Audit Committee, which presently consists of Messrs. Miller (Chairman), Hogue, McKenna and Newberry and Ms. Thomas. The Audit Committee held four meetings during fiscal 2021, in addition to its consultations with our independent registered public accounting firm and management in connection with review of interim financial statements. The Nasdaq Rules require audit committees to be composed of not less than three members who are “independent,” as that term is defined in the Nasdaq Rules. The Board of Directors has determined that all of the Audit Committee members meet the Nasdaq definition of “independent.”
The Audit Committee has a written charter, which can be found on our website at www.amsoftware.com. The Audit Committee’s charter outlines the composition requirements of the Audit Committee, as described above, as well as its duties and responsibilities. The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of the Audit Committee’s activities to the Board. The functions of the Audit Committee include making an annual recommendation of the independent registered public accounting firm to the Company, reviewing the scope and results of the independent registered public accounting firm’s audit, monitoring the adequacy of the Company’s accounting, financial and operating controls, pre-approving audit services and permitted non-audit services and related fees, and reviewing with management and the independent registered public accounting firm the financial statements to be included in the Company’s annual and quarterly reports and other financial reports. The Board of Directors has determined that James B. Miller, Jr., Chairman of the Audit Committee, is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”).
Compensation Committee
The Board has a Compensation Committee, consisting of Messrs. Miller (Chairman), Hogue, McKenna and Newberry and Ms. Thomas. During fiscal 2021, the Compensation Committee met on three occasions. The Compensation Committee has a written charter, which can be found on our website at www.amsoftware.com. The Compensation Committee’s charter outlines the composition requirements of the Compensation Committee, as well as its duties and responsibilities. The Compensation Committee has authority to establish the compensation of our Executive Chairman and our Chief Executive Officer and President, and to consult with the Executive Chairman about the compensation of the other named executive officers. In addition, the Compensation Committee, acting as the Special Stock Option Committee, has the authority to grant stock options to the Executive Chairman and the other named executive officers under the Company’s 2020 Equity Compensation Plan (the “2020 Pan”). See “Executive Compensation – Compensation Discussion and Analysis” below for a further discussion of the Compensation Committee and the functions it performs.
Two different committees of the Board administer the 2020 Plan (see “Executive Compensation – Stock Options”), depending on whether the option grant is made to an executive officer, a director or another person. The Special Stock Option Committee, which consists of Messrs. Miller, Hogue, McKenna and Newberry and Ms. Thomas, each a member of the Compensation Committee, administers stock option grants to executive officers and directors. The Stock Option Committee, which consists of James C. Edenfield and H. Allan Dow, administers stock option grants to other employees. The functions of these committees are to grant stock options and establish the terms of those stock options, as well as to construe and interpret the 2020 Plan and previous plans and to adopt related rules and procedures. During fiscal 2021, the Special Stock Option Committee acted by written consent on one occasion and the Stock Option Committee acted by written consent on three occasions in connection with the grant of stock options under the Company’s 2020 Plan.

Risk Oversight
We believe that understanding and managing risk is the responsibility of each employee of the Company. However, management is ultimately accountable to our Board of Directors and shareholders for the day-to-day management of risks we face. Our Board, as a whole and through its committees, oversees planning and responding to risks arising from changing business conditions or the initiation of new activities, strategies or products. Our Board also is responsible for overseeing compliance with laws and regulations, responding to recommendations from auditors and supervisory authorities, and overseeing management’s conformance with internal policies and controls addressing the operations and risks of significant activities.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which applies to all directors, officers and employees of the Company. As part of its review of the corporate governance policies of the Company, the Board of Directors adopted certain amendments to the Code of Conduct, effective May 20, 2020, to (i) better address applicable law and regulatory guidance, (ii) provide additional clarity on acceptable and unacceptable behaviors and actions, and (iii) make other technical, administrative, and non-substantive amendments. The Code of Conduct is available on the Company’s website at www.amsoftware.com/investor-relations/.
Hedging Policy
Our Code of Conduct prohibits our directors and employees from engaging in certain hedging transactions.
Communications Between Shareholders and Directors
Shareholders may contact the Board or any individual director by writing to them c/o Mr. Vincent C. Klinges, Chief Financial Officer, American Software, Inc., 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305. Inquiries sent by mail may be sorted and summarized by Mr. Klinges or his designee before they are forwarded to the addressee.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG LLP (“KPMG”) to serve as its independent registered public accounting firm for the fiscal year ending April 30, 2022. KPMG acted in such capacity during the fiscal year ended April 30, 2021. This appointment is being presented to the shareholders for ratification. Although the Company is not required to obtain shareholder ratification, the Company has elected to do so in order to provide the shareholders with an opportunity to participate in this decision. In the event that the shareholders do not ratify the appointment of KPMG as the independent registered public accounting firm of the Company, the Board will consider the retention of another independent registered public accounting firm.
The Company expects that representatives of KPMG will attend the 2021 Annual Meeting. These representatives will be available to respond to appropriate questions raised orally and will be given the opportunity to make a statement if they so desire.
During the fiscal year ended April 30, 2021, the Company engaged KPMG to provide certain audit services, including the integrated audit of the annual consolidated financial statements, quarterly reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, services performed in connection with filing this Proxy Statement and the Annual Report on Form 10-K by the Company with the SEC, attendance at meetings with the Audit Committee and consultation on matters relating to accounting, tax and financial reporting. KPMG has acted as independent registered public accounting firm for the Company since 1982. Neither KPMG nor any of its associates has any relationship to the Company or any of its subsidiaries except in its capacity as independent registered public accounting firm.
The aggregate fees billed to the Company by KPMG for services rendered during fiscal 2020 and fiscal 2021 are summarized below:

Audit Fees. Fees for audit services totaled approximately $820,000 in fiscal 2020 and approximately $801,000 in fiscal 2021, including fees associated with the annual audit and the reviews of consolidated financial statements in Quarterly Reports on Form 10-Q, including Sarbanes-Oxley 404 audit fees.
Audit Related Fees. There were no fees for audit related services incurred for fiscal 2020 or fiscal 2021.
Tax Fees. There were no fees for tax services, including tax compliance, tax advice and tax planning, billed to the Company by KPMG in fiscal 2020 or in fiscal 2021.
All Other Fees. The Company’s independent registered public accounting firm did not receive fees for other services not described above in fiscal 2020 or in fiscal 2021.
In accordance with the Nasdaq Rules and rules and regulations promulgated by the SEC, the approval of the Audit Committee is required for all independent audit engagement fees, terms and conditions and all permitted non-audit engagements (including the fees, terms and conditions thereof) that the independent registered public accounting firm performs for the Company.
Board Recommendation
The Board believes it is in the best interest of the Company and its shareholders to ratify the appointment of KPMG as its independent registered public accounting firm for the fiscal year ending April 30, 2022. Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2022.

AUDIT COMMITTEE REPORT
The following is the Report of the Audit Committee of the Board of Directors of American Software, Inc. for the fiscal year ended April 30, 2021.
The Board of Directors has adopted a written charter for the Audit Committee. As set forth in the charter, the Audit Committee’s job is one of oversight. It is not the duty of the Audit Committee to prepare the financial statements of the Company, to plan or conduct audits, or to determine that the financial statements of the Company are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s consolidated financial statements and for maintaining internal controls. The independent registered public accounting firm of the Company is responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows to the Company in conformity with U.S. generally accepted accounting principles.
In fulfilling its responsibilities with respect to the fiscal 2021 audit, the Audit Committee: (1) reviewed and discussed the audited consolidated financial statements for the fiscal year ended April 30, 2021 with Company management and KPMG, the Company’s independent registered public accounting firm; (2) discussed with KPMG the matters required to be discussed pursuant to Statement on Auditing Standards No. 1301, “Communications Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and (3) received the disclosure and the presentation from KPMG required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with KPMG its independence from the Company.
Based on the Audit Committee’s review of the audited consolidated financial statements and discussions with management and KPMG, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021 for filing with the Securities and Exchange Commission.
The Nasdaq Rules require audit committees to be composed of not less than three members who are “independent directors,” as that term is defined in the listing requirements. The Audit Committee believes that its members meet the definition of “independent directors” set forth in those rules.
By the Audit Committee:
James B. Miller, Jr., Chairman
W. Dennis Hogue
Matthew G. McKenna
Thomas L. Newberry, V
Lizanne Thomas

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
We believe that attracting, retaining and motivating effective executive officers is critical to the overall success of our business. To achieve these goals we have adopted executive compensation programs designed to reward performance and emphasize the creation of shareholder value. For fiscal 2021, our Compensation Committee and Executive Chairman were responsible for establishing executive compensation policies and overseeing executive compensation practices. In the following Compensation Discussion and Analysis, we describe the material elements of compensation for our executive officers identified in the Summary Compensation Table (the “named executive officers”). Our named executive officers for fiscal 2021 are: James C. Edenfield, our Executive Chairman and Treasurer; H. Allan Dow, our Chief Executive Officer and President; Vincent C. Klinges, our Chief Financial Officer; and Valerie King, our Vice President and General Counsel. Please see the Summary Compensation Table below for detailed components of our named executive officers’ fiscal 2021 compensation.
Included below is certain information regarding our non-director executive officers. Please see “Director Background and Qualifications” above for additional information regarding Mr. James C. Edenfield and Mr. H. Allan Dow.

Vincent C. Klinges

Mr. Klinges joined American Software in February 1998 as Vice President of Finance. In September 1999, Mr. Klinges was promoted to Chief Financial Officer, and also became the Chief Financial Officer of Logility, Inc. From July 1995 to February 1998, Mr. Klinges was employed by Indus International, Inc. (formerly known as TSW International, Inc.), a data management company, as Controller. From November 1986 to July 1995, Mr. Klinges held various positions with Dun & Bradstreet, Inc., a publicly traded data management company, including Controller of its software subsidiary, Sales Technologies.

Mr. Klinges holds a Bachelor of Business Administration from St. Bonaventure University.

Age: 58

Valerie P. King

Ms. King joined the Company as Assistant General Counsel in August 2018 and was elected Vice President and General Counsel as of January 1, 2019. Ms. King has practiced law for 20 years. Prior to joining the Company, Ms. King Served as Assistant General Counsel and then General Counsel for Smith Douglas Homes from January 2017 to July 2018. From November 2015 to January 2017, Ms. King served as outside counsel for clients of several law firms, and from October 2013 to November 2015 she was employed as Senior Counsel with Premiere Global Services, Inc.

Ms. King holds an undergraduate degree in marketing from the Wharton School of the University of Pennsylvania; an MBA from the University of North Carolina at Chapel Hill; and a Juris Doctor from the Cardozo School of Law, where she served as Editor-in-Chief of the Law Review.

Age: 58

Oversight of Fiscal 2021 Compensation Program
The Compensation Committee of the Board of Directors is responsible for establishing and reviewing our overall compensation philosophy. The Compensation Committee reviews and establishes all elements of compensation of our Executive Chairman and our Chief Executive Officer and President. With respect to our other executive officers, the

Compensation Committee consults with the Executive Chairman about salaries and other compensation of such other executive officers, but the Executive Chairman has the authority to establish the compensation for such other executive officers. The Compensation Committee acts as the Special Stock Option Committee with respect to stock option grants to all executive officers, including the Executive Chairman. With respect to the major elements of executive compensation plans, the Executive Chairman consults with the Compensation Committee and makes recommendations regarding levels of option grants to specific individuals, as input to the Compensation Committee’s final decision.
Executive Compensation Philosophy
We believe that a compensation program which promotes our ability to attract, retain and motivate outstanding executives will help us meet our long-range objectives, thereby serving the interests of the Company’s shareholders. Our executive officer compensation program is designed to achieve the following objectives:
•Provide compensation opportunities that are competitive with those of companies of a similar size.
•Create a strong connection between executives’ compensation and our annual and long-term financial performance.
•Include performance-based incentive compensation that offers an opportunity for above-average financial reward to executives without creating incentives for undue business risks.
•Design incentive compensation benchmarks that closely align the interests of executive officers with those of our shareholders.
Consideration of Peer Companies
In making compensation decisions, the Compensation Committee reviews publicly available information on practices and programs and compensation levels of members of a peer group selected by the Compensation Committee, consisting of technology companies similar to us. The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
During fiscal 2021, the Compensation Committee used the following compensation peer group to assist with the determination of compensation for our executive officers: Agilysys Inc., Aspen Technology, Inc., Asure Software, Inc., The Descartes Systems Group, Inc., E2open, LLC, eGain Corporation, Kinaxis, Inc., Manhattan Associates, QAD Inc., SPS Commerce, Zix Corporation, and Computer Task Group, Incorporated (the last is an IT staffing company comparable to the Company’s subsidiary, The Proven Method, Inc.).
While we believe this compensation data provides useful insight into the competitiveness of our compensation packages, the data serves only a reference point and we do not currently target any particular benchmark.
Elements of Compensation
General. We have selected and structured the components of our executive officer compensation in order to achieve our objectives of attracting, retaining and motivating such officers. We consider the components of our compensation program – salary, bonus plan, stock options, and personal benefits such as life insurance and retirement plans – together to achieve a balanced compensation package that addresses the objectives described above, and separately in order to evaluate their reasonableness. Taken as a whole, we believe that these elements of our compensation structure reward past performance and provide appropriate motivation to achieve both long- and short-term objectives that benefit shareholders.
In our approach to executive compensation we generally have emphasized bonus plans and stock options, as we believe those components have the greatest potential for directly aligning the future interests of executive officers with those of shareholders. We also believe that our practice of emphasizing stock option grants, which we have followed for many years, has helped motivate our executives to develop strategies that further our long-term interests. We intend for our executive bonus plans to motivate executive officers in the short term, based upon achieving operating results that enhance shareholder value without taking undue business risks. In reviewing salaries of executive officers, we consider the executive’s previous salary level in light of prior year performance, rate of inflation and trends in executive compensation among our competitors. In selecting insurance and retirement plans, we have taken into account the needs of our entire workforce, on the principle that these plans are most effective and most valued if they are made available across all levels of compensation within the Company.
Base Salaries. We establish the salaries of our named executive officers at levels that we believe are, when viewed in conjunction with their potential bonus income and stock option grants, competitive and reasonable in light of their experience, prior performance and level of responsibility. For fiscal 2021, the Committee reviewed and established the base salary of our Executive Chairman and our Chief Executive Officer and President. With respect to our other executive officers, the Committee consulted with the Executive Chairman, but the Executive Chairman retained the authority to establish the base salary for such executive officers.
The following table summarizes the salary arrangements for the named executive officers in the fiscal years ended April 30, 2021 and 2022:

Name	Fiscal 2021 ($)	Fiscal 2022 ($)
James C. Edenfield	598,448	548,448
H. Allan Dow	660,000	720,000
Vincent C. Klinges	366,000	400,000
Valerie King	260,000	285,000

Bonuses. Each of our named executive officers has a bonus plan established during the first quarter of a fiscal year, covering that fiscal year. The Compensation Committee establishes the bonus plan for James C. Edenfield, our Executive Chairman, and H. Allan Dow, our Chief Executive Officer and President. Mr. Edenfield, after consulting with the Compensation Committee, establishes the bonus plans for our other named executive officers. In each case, the bonus plan is customized for the individual executive officer. We use these bonus plans, in tandem with stock option grants, as tools to (i) attract and retain qualified executives, (ii) reward executives for their role in achieving specified annual performance goals, and (iii) align our executives’ interests with those of our shareholders. To accomplish this, we establish annual bonus plans with attainable, pre-established, objective performance goals, using formulas tied to important factors that positively affect return on investment. Each year, the Compensation Committee evaluates the performance goals selected for the bonus plan and may select new or additional performance goals for the following fiscal year bonus plan.
Fiscal 2021 Bonuses. For fiscal 2021, the Compensation Committee selected the following financial performance metrics as the general set of metrics upon which to base the bonus plan: revenue, adjusted EBITDA and annual contract value (“ACV”). Revenue is a GAAP measure reported in the Company’s Annual Report on Form 10-K. The Compensation Committee believes that revenue is one of the most recognizable and objective measures of corporate growth and performance. Adjusted EBITDA represents our GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, and income tax expense, and has been further adjusted to exclude capitalized software development costs. The Committee believes that adjusted EBITDA is a meaningful measure that enables the Company to evaluate its cash flow performance relative to annual performance targets. ACV is a forward-looking operating measure used by management to better understand cloud services (Software-as-a-Service and other related cloud services) revenue trends within the Company’s business, as it reflects the Company’s current estimate of revenue to be generated under the existing client contracts in the forward 12-month period. The Compensation Committee believes that ACV is one of the most important performance metrics associated with growth in the Software-as-a-Service industry.
For each financial performance metric selected for fiscal 2021, our executive officers, including our named executive officers, will receive a minimum bonus amount if the Company achieves its minimum performance goal, with the remaining bonus amount being pro-rated to 100% of a target bonus amount, which would be paid if the Company achieves its target performance goal. If the Company exceeds its target performance goal, the executive officer will receive a bonus amount equal to such executive’s target bonus amount multiplied by the percentage of the Company’s actual performance relative to the Company’s target performance goal. Revenue, adjusted EBITDA and ACV related to any acquisition made during the fiscal year are excluded for purposes of determining whether a bonus has been earned.

For fiscal 2021, the Company’s minimum and target performance goals, and actual performance, are summarized in the following table:

Financial Performance Metric	Minimum Performance Goal ($)	Target Performance Goal ($)	Actual Fiscal 2021 Performance(1) ($)	Achievement %
Revenue	116,000,000	118,000,000	111,407,000	94%
Adjusted EBITDA	6,000,000	8,000,000	9,350,000	117%
Annual Contract Value	11,000,000	15,000,000	13,258,000	88%
(1)    Revenue, operating income and ACV related to any acquisition made during the fiscal year is excluded for purposes of determining whether a bonus has been earned.
Mr. James C. Edenfield’s bonus for fiscal 2021 was determined as follows:

Financial Performance Metric	Minimum Bonus Amount ($)	Target Bonus Amount ($)	Weighting	Actual Bonus Award ($)
Revenue	33,333	110,000	33.3%	-0-
Adjusted EBITDA	33,333	110,000	33.3%	128,573
Annual Contract Value	33,334	110,000	33.3%	76,622
Total	100,000	330,000		205,195

Mr. Dow’s bonus for fiscal 2021 was determined as follows:

Financial Performance Metric	Minimum Bonus Amount ($)	Target Bonus Amount ($)	Weighting	Actual Bonus Award ($)
Revenue	33,333	370,000	33.3%	-0-
Adjusted EBITDA	33,333	370,000	33.3%	432,475
Annual Contract Value	33,334	370,000	33.3%	223,425
Total	100,000	1,110,000		655,900

Mr. Klinges’ bonus for fiscal 2021 was determined as follows:

Financial Performance Metric	Minimum Bonus Amount ($)	Target Bonus Amount ($)	Weighting	Actual Bonus Award ($)
Revenue	8,000	72,500	33.3%	-0-
Adjusted EBITDA	8,000	72,500	33.3%	84,742
Annual Contract Value	8,000	72,500	33.3%	44,418
Total	24,000	217,500		129,160

Ms. King’s bonus for fiscal 2021 was determined as follows:

Financial Performance Metric	Minimum Bonus Amount ($)	Target Bonus Amount ($)	Weighting	Actual Bonus Award ($)
Revenue	5,000	16,500	33.3%	-0-
Adjusted EBITDA	5,000	16,500	33.3%	19,286
Annual Contract Value	5,000	16,500	33.3%	11,493
Total	15,000	49,500		30,779

Fiscal 2022 Bonuses. Similar to the fiscal 2021 bonuses, fiscal 2022 bonuses will only be funded to the extent that the Company achieves its minimum targets, which are based on fiscal 2022 results.
Stock Option Awards. The Compensation Committee, which is responsible for grants of stock options to the named executive officers, believes that granting stock options to executive officers is an effective means to reward them for their prior performance, serve as an incentive for promotion of Company profitability and other long-term objectives, and maintain their overall compensation at competitive levels. Thus, option grants reflect both a retrospective and prospective approach to executive compensation. As compared to our executive bonus plans, stock options address longer term compensation and incentives. To establish option grant levels, the Compensation Committee has monitored developments and trends among publicly held technology companies regarding equity and non-equity based incentive compensation. The Compensation Committee continues to believe that stock options represent the most efficient and effective means for the Company to achieve the objectives described above.
The Compensation Committee typically grants stock options to executive officers once annually, usually during the month of June or July, while the salary and bonus plans for executives are being considered and finalized and preliminary results are available for the fiscal year just ended. The option exercise prices are fixed as of the close of trading on the grant date and are based on the closing price of our Class A shares, as quoted on the Nasdaq Stock Market. Options granted to executives during the past several years have terms of six years and vest ratably over a five-year period. We expect this practice to continue.
The Compensation Committee did not rely on a quantitative analysis when determining the levels of stock option grants to named executive officers for the 2021 or 2022 fiscal years.
The Compensation Committee developed its decisions on stock option grants based on a qualitative analysis considering the following factors:
•Executive Chairman Recommendations. The Compensation Committee placed substantial weight on the stock option grant recommendations of the Executive Chairman in fiscal 2021, particularly as to stock option grants to named executive officers other than himself. The Compensation Committee considered several factors, including the Executive Chairman’s intimate knowledge of the role and performance level of each of the named executive officers over an extended time period, demonstrated skill in retaining and motivating our officers and key employees, and emphasis on and effectiveness in managing the business of the Company on a fiscally conservative basis. In part because of these factors, the Compensation Committee ultimately decided to grant stock options in accordance with the Executive Chairman’s stock option grant recommendations.
•Current and Past Years’ Financial Results. The Compensation Committee observed that, despite the economic impact of the COVID-19 pandemic, our operating performance in fiscal 2021 exceeded one annual target performance goal, nearly achieved another, and fell short of the third annual target performance goal. Based on this performance, and because base salaries remained flat in fiscal 2021 due to the pandemic, the Compensation Committee determined to grant limited salary increases to our named executive officers for fiscal 2022. To continue incentivizing improved performance in fiscal 2022, the Compensation Committee will continue to provide a significant percentage of our executives’ overall compensation in the form of equity, which further aligns our executives’ interests with those of our shareholders.

•Perceived Value of Named Executive Officers. The stock option grants to the named executive officers were not at the same level for each individual. The Compensation Committee considered the roles of the named executive officers and their ability, individually, to influence our profitability and position in the marketplace. In fiscal 2021, this resulted in the largest stock option grant being made to Mr. Dow (300,000 shares), followed by grants in descending amounts Mr. Klinges (100,000 shares), Mr. James C. Edenfield (90,000 shares), and Ms. King (20,000 shares). In the Compensation Committee’s judgment, these levels of stock option grants reasonably reflected the relative ability of officers holding these positions to affect the performance of the Company.
•Current and Past Years’ Compensation Packages. The Compensation Committee establishes the overall compensation package of our Executive Chairman and our Chief Executive Officer and President. The Compensation Committee advises on, but does not have the authority to establish, the compensation packages of our other named executive officers, except for stock option grants.
•In reviewing the compensation package of James C. Edenfield, the Compensation Committee noted that his fiscal 2021 salary did not increase due to the COVID-19 pandemic and his potential bonus did not increase substantially compared to his fiscal 2020 compensation. His fiscal 2022 salary was decreased by $50,000 and his potential bonus was increased by $50,000 compared to fiscal 2021 to better align the compensation objectives to his strategic role.
•In reviewing the compensation package of H. Allan Dow, the Compensation Committee noted that his fiscal 2021 salary did not increase due to the COVID-19 pandemic and his potential bonus did not increase substantially compared to his fiscal 2020 compensation. As a result, his salary for fiscal 2022 was increased by $60,000 and his potential bonus for fiscal 2022 was increased by $165,000 to $1,275,000 compared to his fiscal 2021 potential bonus.
•In reviewing the compensation packages of Vince Klinges, the Compensation Committee noted that his fiscal 2021 salary did not increase due to the COVID-19 pandemic and his potential bonus did not increase substantially compared to his fiscal 2020 compensation. As a result, his salary for fiscal 2022 was increased by $34,000 and his potential bonus for fiscal 2022 was increased by $22,500 to $240,000 compared to his fiscal 2021 potential bonus.
•In reviewing the compensation packages of Valerie King, the Compensation Committee noted that her fiscal 2021 salary did not increase due to the COVID-19 pandemic and her potential bonus did not increase substantially compared to her fiscal 2020 compensation. As a result, her salary for fiscal 2022 was increased by $25,000 and her potential bonus for fiscal 2022 was increased by $10,500 to $60,000 compared to her fiscal 2021 potential bonus.
Personal Benefits and Perquisites. We provide a variety of health, retirement and other benefits to all employees. Our executive officers are eligible to participate in the benefit plans on the same basis as all other employees. These benefit plans include medical, dental, vision, life and disability insurance. Mr. James C. Edenfield received the use of an automobile owned by the Company and the Company also paid the cost of three club memberships for him in fiscal 2021. Our Chief Executive Officer and President received a car allowance in fiscal 2021. Otherwise, our executive officers do not receive any personal benefits or perquisites that are not available on a non-discriminatory basis to all employees. The perquisites of the named executive officers in fiscal 2021 were as set forth in the “All Other Compensation” column and footnote 2 to the Summary Compensation Table below.
Other Benefits. We do not provide pension benefit plans, non-qualified contribution plans or other non-qualified deferred compensation options to any of our employees, including our named executive officers.
Stock Purchase Plan. We formerly offered a stock purchase plan for our employees, providing an opportunity to acquire our shares at a discount to market prices. We discontinued this plan several years ago after concluding that the cost of maintaining and accounting for such a plan exceeded the perceived benefit to our employees from such a plan.

Consideration of Shareholder Votes on Executive Compensation
In determining executive compensation for fiscal 2021, the Compensation Committee considered the overwhelming shareholder support that the “say-on-pay” proposal received at our 2020 Annual Meeting. After carefully considering such feedback, along with the other factors described above, the Compensation Committee determined to continue to utilize the same elements it has used in previous years, with certain adjustments to provide appropriate motivation to achieve both long- and short-term objectives that benefit shareholders, and to recruit, retain and incentivize key employees.
Impact of Regulatory Requirements
For taxable years beginning before January 1, 2018, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallowed a tax deduction to a public company for compensation in excess of $1 million paid to the Company’s chief executive officer and any other executive officer (other than the chief financial officer) required to be reported to its shareholders under the Securities Exchange Act of 1934 (the “Exchange Act”) by reason of such executive officer being one of the four most highly compensated executive officers. However, qualifying performance-based compensation was not subject to the deduction limitation if certain requirements were met.
Congress repealed the exemption for performance-based compensation in new tax legislation enacted December 22, 2017, effective for tax years beginning after December 31, 2017, and expanded the number of employees who will be considered “covered employees” subject to the 162(m) limit to include the Chief Financial Officer (who was previously excluded) and certain former named executive officers. As a result of these changes, compensation exceeding $1 million paid to executive officers covered by Section 162(m)’s deduction limit was not deductible in 2018 nor will it be in future years.
Although we consider the tax implications of Section 162(m) of the Code, we do not have a formal policy in place requiring that part or all compensation must qualify under this section, in order to preserve flexibility with respect to the design of our compensation programs.
Section 409A of the Code provides for certain requirements that a plan that provides for the deferral of compensation must meet, including requirements relating to when payments under such a plan may be made, acceleration of benefits, and the timing of elections under such a plan. Failure to satisfy these requirements will generally lead to an accelerated of timing of inclusion in income of deferred compensation, as well as certain penalties and interest.
Compensation Policies and Risk
We do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company. We are aware that incentive compensation arrangements can be structured in such a way as to encourage undue risk-taking by executives who make decisions that tend to maximize short-term compensation at the expense of the long-term interests of the enterprise. We believe that in the past, our incentive compensation plans have motivated management to act in ways that are consistent with the long-term interests of our shareholders: promoting growth while maintaining substantial cash reserves, avoiding debt, managing expenses and carefully evaluating potential acquisitions. We have structured current incentive compensation arrangements for executive officers in a manner consistent with past practices, and believe that those arrangements contribute to our long-term goals without encouraging undue risk-taking.
Compensation Committee Interlocks and Insider Participation
Since the beginning of fiscal 2021, no member of our Compensation Committee was an officer or employee of the Company, a former officer of the Company or had any relationship with the Company requiring disclosure under SEC regulations. During fiscal 2021, none of our executive officers served as a director or member of the compensation committee of any other entity whose executive officers served on our Board of Directors or Compensation Committee.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the Compensation Committee’s review and discussions with management, has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended April 30, 2021, as well as the Proxy Statement for the Annual Meeting.
Respectfully submitted by the Compensation Committee of the Board of Directors
James B. Miller, Jr., Chairman
W. Dennis Hogue
Matthew G. McKenna
Thomas L. Newberry, V
Lizanne Thomas
FISCAL 2021 EXECUTIVE COMPENSATION
Summary Compensation Table
The following table reflects compensation paid to the Company’s named executive officers for fiscal 2019, fiscal 2020 and fiscal 2021.

Name	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation(2) ($)	Total ($)
James C. Edenfield, Executive Chairman and Treasurer	2021	598,448	205,195	-0-	356,848	-0-	2,080	16,394	1,178,966
	2020	598,448	283,567	-0-	286,464	-0-	2,080	20,708	1,191,267
	2019	588,448	-0-	-0-	255,356	-0-	2,000	26,765	872,570
H. Allan Dow, Chief Executive Officer and President	2021	660,000	655,900	-0-	1,189,495	-0-	5,445	13,260	2,524,100
	2020	660,000	922,492	-0-	954,879	-0-	4,500	13,260	2,555,130
	2019	610,000	-0-	-0-	851,188	-0-	4,867	13,260	1,479,315
Vincent C. Klinges, Chief Financial Officer	2021	366,000	129,160	-0-	396,498	-0-	4,102	-0-	895,760
	2020	366,000	184,889	-0-	270,549	-0-	3,940	-0-	825,378
	2019	336,000	-0-	-0-	226,984	-0-	3,371	-0-	566,354
Valerie King, Vice President and General Counsel	2021	260,000	30,779	-0-	79,300	-0-	3,630	-0-	373,709
	2020	260,000	42,537	-0-	31,829	-0-	2,210	-0-	336,576
	2019	185,897(3)	-0-	-0-	12,074	-0-	875	-0-	198,846
(1)    The value of stock option awards in this column represents the aggregate grant date fair value of stock option grants made during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Compensation–Stock Compensation. For discussion of relevant assumptions used in calculating the grant date fair value, see Note 6 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2021.

(2)     Amounts shown as “All Other Compensation” are attributable to perquisites, other personal benefits, and other items of compensation that are not reported elsewhere in the Summary Compensation Table. Perquisites and other personal benefits for James C. Edenfield include the use of a Company-owned automobile and three club memberships. Perquisites and other personal benefits for Mr. Dow include an automobile allowance.
(3)    Partial year of employment with the Company; annualized salary was $250,000.

Employment Agreements
We do not have formal employment contracts with our executive officers covering compensation matters. Accordingly, we set their compensation annually, under compensation plans individualized for each executive officer.
Retention Agreements
Upon recommendation and approval of the Compensation Committee, we entered into retention agreements with each of Messrs. James C. Edenfield, H. Allan Dow and Vincent C. Klinges on July 11, 2016 to provide for severance compensation should their employment be terminated under certain defined circumstances. We believe that such severance arrangements are key components to a competitive compensation package and are in line with companies in our peer group. In addition, we believe that these retention arrangements will help us retain our executive leadership in the event of a possible change in control and should such change in control occur, will help retain executive talent for the new organization.
The retention agreements provide for compensation to the executive in the event the executive’s employment is terminated following the consummation of a “change in control” for reasons other than the executive’s death, retirement, disability or for “cause” (as defined in the respective agreements), or if the executive voluntarily terminates employment for “good reason” (as defined in the respective agreements). The compensation payable under the retention agreements is a lump sum severance payment equal to a multiple of the sum of the executive’s annual base salary plus the executive’s bonus for the prior year as of the date of the change in control. The multiples applicable to each person are as follows:

Name	Multiple
James C. Edenfield	2x
H. Allan Dow	2x
Vincent C. Klinges	1.5x
In addition, following termination of employment after a change in control, each of Messrs. James C. Edenfield, H. Allan Dow and Vincent C. Klinges are entitled to receive health insurance coverage (subject to a COBRA election) and certain other fringe benefits equivalent to those in effect at the date of termination for a period of twenty-four, twenty-four, and eighteen months, respectively. The retention agreements require the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment equal to the period for which fringe benefits are continued under the applicable agreement. The retention agreements expire upon the earlier of the executive’s termination or three years after a change in control of the Company or any successor to the Company.
These retention agreements do not influence the vesting status of outstanding stock options under the 2020 Plan. However, under the 2020 Plan (and its predecessor plan, the 2011 Equity Compensation Plan (the “2011 Plan”)), upon the determination by the Compensation Committee in its role as the Stock Option Committee, in the event of a change in control as defined in the applicable plan, all awards may vest and become immediately exercisable in full.
A calculation of the potential post-employment payments due to our named executive officers under the agreements discussed above, assuming the triggering event for the payments occurred on the last business day of the year ended April 30, 2021, is set forth below under the heading "Potential Payments Upon Termination or Change in Control."
Stock Options
Stock Option Plan
As of April 30, 2021, we had outstanding stock options granted under the 2020 Plan. All directors of the Company and all employees of the Company and its subsidiaries, totaling 428 persons as of April 30, 2021, are eligible to participate in the 2020 Plan. The 2020 Plan became effective on May 29, 2019. As of April 30, 2021, there were 4,109,733 options outstanding that were issued under the 2011 Plan and the 2020 Plan that remain unexercised, of which 1,188,933 were exercisable as of that date.
Stock Option Committees
Two separate committees administer our stock option plans: (i) the Special Stock Option Committee (comprised of Messrs. Miller, Hogue, McKenna and Newberry and Ms. Thomas, as members of the Compensation Committee) is responsible for option grants to officers and directors, and (ii) the Stock Option Committee (comprised of James C. Edenfield and H. Allan Dow) is responsible for other option grants. The members of these Committees are not eligible to participate in the portion of the plan that they administer, except pursuant to the formula option grant program for non-employee directors. Under the plans, the functions of these committees are to grant options and establish the terms of those options, as well as to construe and interpret the plans and adopt rules in connection with options that the particular committee grants. Except for the 2020 Plan, the function of these committees is limited to continuing and interpreting the plans.
Fiscal 2021 Grants of Stock Options
The following table discloses the potential payouts under the stock options awarded to the named executive officers during the fiscal year ended April 30, 2021.

Name	Grant Date	All Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Closing Market Price ($/Sh)	Grant Date Fair Value of Option Awards ($)(3)
James C. Edenfield	6/24/2020	90,000	15.56	15.56	356,848
H. Allan Dow	6/24/2020	300,000	15.56	15.56	1,189,495
Vincent C. Klinges	6/24/2020	100,000	15.56	15.56	396,498
Valerie King	6/24/2020	20,000	15.56	15.56	79,300
(1)The stock options vest ratably on the first, second, third, fourth, and fifth anniversaries of the option grant date and expire in six years.
(2)The exercise price is determined based on the closing price of the shares as traded on the Nasdaq Stock Market on the grant date.
(3)For purposes of FASB ASC Topic 718, Compensation–Stock Compensation and this table, the grant date fair value of options is determined using the Black-Scholes option valuation model. The following assumptions were made with respect to options issued to Messrs. Edenfield, Dow and Klinges, and Ms. King on June 24, 2020: exercise price equal to fair market value of stock on the grant date ($15.56); dividend yield (2.67%); expected volatility rate (38.27%); risk-free interest rate (0.3%); and expected option term of 5 years.

2021 Outstanding Equity Awards at Fiscal Year-End
The table below discloses outstanding exercisable and unexercisable stock options outstanding as of April 30, 2021 for the named executive officers.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date (2)
James C. Edenfield	-0-	14,000	10.01	6/20/2022
	-0-	32,000	11.08	6/7/2023
	-0-	54,000	13.68	6/15/2024
	-0-	72,000	14.55	8/21/2025
	-0-	90,000	15.56	6/24/2026
H. Allan Dow	120,000	0	8.54	8/26/2021
	150,000	100,000	11.08	6/7/2023
	120,000	180,000	13.68	6/15/2024
	60,000	240,000	14.55	8/21/2025
	-0-	300,000	15.56	6/24/2026
Vincent C. Klinges	39,000	13,000	10.01	6/20/2022
	45,000	30,000	11.08	6/7/2023
	32,000	48,000	13.68	6/15/2024
	17,000	68,000	14.55	8/21/2025
	-0-	100,000	15.56	6/24/2026
Valerie King	2,000	3,000	11.50	9/19/2024
	2,000	8,000	14.55	8/21/2025
	-0-	20,000	15.56	6/24/2026
(1)The number of shares underlying options awarded and the related exercise prices shown in the table are the amounts on the applicable grant date.
(2)The stock option grants expire in six years and vest ratably on the first, second, third, fourth and fifth anniversaries of the option grant date.

2021 Option Exercises and Stock Vested
The following table sets forth the actual value received by the named executive officers upon the exercise of stock options in fiscal 2021.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
James C. Edenfield	80,000	385,295
H. Allan Dow	-0-	-0-
Vincent C. Klinges	60,450	507,807
Valerie King	-0-	-0-

Potential Payments upon Termination or Change of Control
We entered into retention agreements with Messrs. James C. Edenfield, Dow and Klinges on July 11, 2016. See “Compensation Discussion and Analysis—Retention Agreements.” The following table sets forth in tabular form estimates of the potential post-employment payments due to these named executive officers pursuant to the retention agreements discussed above, assuming the triggering events for the payments occurred on the last business day of the fiscal year ended April 30, 2021.

Name	Cash Severance(1) ($)	Estimated Value of Accelerated Equity Awards ($)	Total ($)
James C. Edenfield	1,764,031	739,689	2,503,720
H. Allan Dow	3,164,983	3,295,083	6,460,066
Vincent C. Klinges	826,333	1,036,336	1,862,669
(1)Consists of a multiple of the executive’s annual base salary plus the executive’s bonus for the prior year as of the date of the change in control. See “Compensation Discussion and Analysis—Retention Agreements” for the multiples applicable to each named executive officer.

PAY RATIO DISCLOSURE
    As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, below is a reasonable estimate about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. H. Allan Dow, our Chief Executive Officer, President and Principal Executive Officer. For fiscal 2021, our last completed fiscal year:

•The median of the total annual compensation of all employees of our Company (other than Mr. Dow) was $103,090;

•The total annual compensation of Mr. Dow, as reported in the Summary Compensation Table shown elsewhere in this Proxy Statement, was $2,524,100; and

•Based on this information and calculated in a manner consistent with Item 402(u) of Regulation S-K, for fiscal 2021, the reasonable estimate of the ratio of the total annual compensation of Mr. Dow, to the median of the total annual compensation of all employees, was 24 to 1.

We used the following methodologies, estimates and assumptions as permitted under SEC rules to identify and select the median employee for purposes of determining our reasonable estimate of pay ratio as set forth above:

•Reference Date. We chose April 30, 2021, the last day of our fiscal year, as the date to identify our “median employee.”

•Employee Population. Our employee population on April 30, 2021, after taking into consideration the adjustment permitted by SEC rules relating to independent contractors, consisted of approximately 424 individuals. Although independent contractors are part of our workforce, they are not employees of the Company and accordingly, were not included in our employee population.

•No Exclusions or Adjustments. Although permitted by SEC rules, we did not exclude any of our employees from our employee population in order to determine the median employee, nor did we make any cost-of-living adjustments in identifying the median employee.

•Annualized Compensation. We annualized the compensation of all employees.

•Relative Compensation. With respect to the annual total compensation of Mr. Dow, as required by SEC rules, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

DIRECTOR COMPENSATION
For fiscal 2021, the Company compensated the directors who are not employed by the Company at the rate of $50,000 per annum, plus $1,200 for each half-day or $2,400 for each full day meeting of the Board of Directors or any committee of the Board that they attended. The Chairmen of the Audit and Compensation Committees each received an additional $5,000. For fiscal 2022, the Board annual compensation has remained the same.
Directors are eligible to receive stock option grants under the Company’s 2020 Plan. By resolution of the Board, newly-elected directors who are not employed by the Company automatically receive stock option grants of 10,000 shares each upon their initial election and 4,000 shares each as of the end of each fiscal quarter, with an exercise price equal to the closing market price on the date of each such grant. These options become exercisable one year after the date of grant and expire six years after the date of grant. They do not terminate if the director ceases to serve on the Board of the Company after the options become exercisable. In fiscal 2021, W. Dennis Hogue, James B. Miller, Jr., Thomas L. Newberry, V, Matthew G. McKenna and Lizanne Thomas each received option grants valued at $75,293, in the aggregate.
The following table provides compensation information for non-employee members of our Board for the fiscal year ended April 30, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Inventive Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
W. Dennis Hogue	63,200	-0-	75,293	-0-	-0-	-0-	138,493
James B. Miller, Jr.	73,200	-0-	75,293	-0-	-0-	-0-	148,493
Thomas L. Newberry, V	63,200	-0-	75,293	-0-	-0-	-0-	138,493
Matthew G. McKenna	63,200	-0-	75,293	-0-	-0-	-0-	138,493
Lizanne Thomas	63,200	-0-	75,293	-0-	-0-	-0-	138,493
(1)    The amounts shown in the “Option Awards” column equal the amounts we recognized during fiscal 2021 as compensation expenses for financial reporting purposes as a result of options granted in fiscal 2021. In accordance with FASB ASC Topic 718, stock options issued in fiscal 2021 were valued using the Black-Scholes option valuation model.

CERTAIN TRANSACTIONS
On December 8, 2003, our Board of Directors adopted a resolution directing the Audit Committee of the Board of Directors to establish and implement procedures for identifying and conducting an appropriate review of any proposed transaction that meets the definition of “related party transaction” within the meaning of Item 404 of SEC Regulation S-K. In January 2004, the Audit Committee adopted written procedures in accordance with such direction. Under those procedures, the Audit Committee reviews and evaluates any proposed related party transaction and determines whether the terms of such transaction, judged at the time of the determination, are fair to the Company. Our officers are instructed that when a related party transaction is proposed they are to bring it to the attention of the Audit Committee, which then reviews the transaction and makes a determination of whether it meets the above standard. The Audit Committee is required to prepare a report of its deliberations, conclusions and recommendations, and furnish that report to the full Board of Directors. Since May 1, 2020, we were not a party to any transactions involving amounts in excess of $120,000 in which any related person had a direct or indirect interest, and no such transactions are currently proposed.
PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, we are requesting that our shareholders approve, on an advisory basis, the compensation of our executive officers, each of whom is named in the Summary Compensation Table, as described in the “Compensation Discussion and Analysis” and disclosed in the Summary Compensation Table and related compensation tables and the narrative discussion presented under “Executive Compensation” in this Proxy Statement.
Our executive compensation program has been designed to attract, retain and motivate our executive team by providing competitive compensation within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage our executives to focus on both long- and short-term objectives without encouraging inappropriate risks to achieve performance.
As an advisory vote, this proposal is not binding on the Company. However, our Compensation Committee and our Board of Directors value the opinions of our shareholders expressed through your vote on this proposal and will consider the outcome of this vote in making future compensation decisions for our executive officers.
Accordingly, we will present the following resolution for vote at our 2021 Annual Meeting:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related tables and narrative discussion set forth in the Proxy Statement.”
The proposal to approve, on an advisory basis, the compensation of our executive officers requires the affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE FOREGOING RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.
    Each proxy solicited on behalf of our Board of Directors will be voted “FOR” the approval of the compensation of our named executive officers unless the shareholder instructs otherwise in the proxy.

PROPOSAL 4: AMENDMENT TO 2020 EQUITY INCENTIVE PLAN
    Under the 2020 Plan, which by its terms became effective on May 29, 2019, we authorized a total of 2,500,000 Class A shares for issuance pursuant to Awards (as defined below) granted under the 2020 Plan. As of April 30, 2021, there were 379,143 shares available for issuance under the 2020 Plan. As of June 30, 2021, option awards covering an additional 357,500 shares have been granted, leaving a total of 21,643 shares available for future grants.
    On May 26, 2021, the Board of Directors approved, adopted and resolved to submit for shareholder approval an amendment to the 2020 Plan (the “Plan Amendment”). If approved by our shareholders, the Plan Amendment would increase the number of shares of Class A shares that may be subject to options by 3,750,000 shares, from 2,500,000 shares to 6,250,000 shares.
We use stock option awards to provide incentives to improve our financial performance and to assist in the recruitment, retention, and motivation of professional, managerial, and other personnel. These long-term incentives are designed to align the interests of our executive officers and other employee plan participants with those of our shareholders to enhance our overall value, the market price of the common stock, and as a result, our shareholders’ return. In addition, the vesting of equity incentives over time is designed to create an incentive for our people to remain with us and to maintain their overall compensation at competitive levels.
In order to achieve these objectives, in recent years we have granted a greater number of options each year to certain existing and newly hired employees. Based on current practices, we expect the additional shares proposed under this amendment to the 2020 Plan to meet our needs for approximately three years.
    For fiscal years 2019, 2020 and 2021, the number of shares used for incentive purposes as a percentage of the Company’s total weighted average shares outstanding (often referred to as the “burn rate”) was equal to 4.2%, 3.5% and 4.1%, respectively. From the end of fiscal 2021 to June 30, 2021, the Company’s burn rate was equal to 1.1%. These burn rates are significantly lower than the industry benchmarks used by Institutional Shareholder Services Inc. (“ISS”), a proxy advisory service, for Russell 3000 companies in the "Software & Services" industry (9.35%, 9.94% and 9.24%, respectively, for the same fiscal years).
    For fiscal years 2019, 2020 and 2021, the number of shares authorized but unissued pursuant to the 2020 Plan as a percentage of the Company’s shares of common stock on a fully diluted basis equaled 0.3%, 4.5% and 1.1%, respectively. This is commonly referred to as the “overhang.” From the end of fiscal 2021 to June 30, 2021, the Company’s overhang was equal to 0.1%.
We believe our favorable burn rate and small overhang indicate that the proposed increase in shares of Class A shares available for issuance pursuant to the 2020 Plan is reasonable and appropriate. Equity compensation is a critical component of our compensation program, and approval of the Plan Amendment is necessary to continue our equity compensation program for fiscal 2022 and beyond. If shareholders do not approve the Plan Amendment, we will be at a competitive disadvantage within our industry. Our Board believes that the Plan Amendment is essential to our success and in motivating executives and other employees to strive to enhance our growth and profitability.
    We intend to register the additional Class A shares that would be available for Awards under the 2020 Plan on Form S-8 under the Securities Act of 1933, as amended, as soon as practicable after receiving shareholder approval of the Plan Amendment.
Summary
Under the 2020 Plan, the Company may grant options, stock appreciation rights (“SARs”) and restricted stock (collectively, “Awards”) to officers and other employees of the Company or any subsidiary, consultants and other service providers to the Company or any subsidiary, or members of the Board of Directors. Options may be either incentive stock options or nonqualified stock options. The number of Awards granted is determined by the particular committee that administers such grants. See “Administration,” below. Option grants to non-employee directors can only be nonqualified stock options. SARs and restricted stock may be granted to any Plan participant. Other than the proposed increase in the number of Class A shares that may be subject to options under the 2020 Plan, the terms of the 2020 Plan have not changed. The following summary of the 2020 Plan, including the Plan Amendment, is qualified in its entirety by reference to the full text of the 2020 Plan and the Plan Amendment, which govern in the event of any conflict. Copies of the 2020 Plan and the Plan Amendment are attached to this Proxy Statement as Appendix A.
Purpose of the 2020 Plan
    The purpose of the 2020 Plan is to aid the Company in recruiting and retaining key employees, directors, consultants and other service providers of outstanding ability and to motivate such persons to exert their best efforts on behalf of the Company and its affiliates.
Shares Subject to the 2020 Plan
    The maximum number of Class A shares that may be issued under the 2020 Plan is currently 2,500,000 shares, subject to adjustment as provided below. Such shares may be shares of original issuance or treasury shares. Any shares that are subject to options granted under the 2020 Plan that are terminated, expire unexercised, are forfeited or are surrendered will again be available for issuance under the 2020 Plan.
    In the event of any change in the outstanding shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange or change in capital structure, any distribution to shareholders (other than regular cash dividends) or any similar event, the applicable stock option committee, without liability to any person, will make such substitution or adjustment, if any, as it deems to be equitable as to the number or kind of shares or other securities issued or reserved for issuance. The committee will determine in its sole discretion the manner in which such substitution or adjustment shall be made.
Administration
    The 2020 Plan is administered by the Stock Option Committee (or any other committee of the Board to which the Board has delegated full or partial power to act, such as the Special Stock Option Committee), which is responsible for the administration and granting of stock options to other employees and eligible persons. The Stock Option Committee currently is composed of James C. Edenfield and H. Allan Dow. References in this Proposal 4 to the “committee” mean the Stock Option Committee or any other committee of the Board to which the Board has delegated full or partial power to act. The committee has the full power and authority to establish terms and conditions of any Award consistent with the 2020 Plan and waive any such terms and conditions at any time; provided, however, the committee is not permitted to accelerate or waive any vesting conditions applicable to an Award, except in the event of a participant’s death, disability, retirement or upon a Change of Control (as defined below).
Eligibility
    All directors and employees are eligible to participate in the 2020 Plan. Additionally, consultants and other service providers to the Company may be eligible for the issuance of Awards under the 2020 Plan, if deemed appropriate by the committee.
    Although not expressly provided in the 2020 Plan, on August 21, 2019, the Board adopted a resolution continuing the policy of granting certain stock options to directors under the 2020 Plan. Newly-elected directors who are not employed by the Company automatically will receive stock option grants of 10,000 shares each upon their initial election and 4,000 shares each as of the end of each fiscal quarter, with an exercise price equal to the fair market value on the date of each such grant.
No Repricing without Shareholder Approval
Under the 2020 Plan, the committee may not, without the approval of the Company’s shareholders, cancel outstanding options or SARs and grant in substitution, new options or SARs having a lower exercise price, amend any outstanding options or SARs to reduce the exercise price or purchase any outstanding unexercised options or SARs.
Minimum Vesting Requirements
No portion of any Award will have a vesting period of less than one year from the date of grant.

Clawback
Any Award granted pursuant to the 2020 Plan shall be subject to mandatory repayment by the participant to the Company (i) to the extent set forth in any Award agreement, (ii) to the extent that such participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any of its affiliates to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.
Exercise Price
    The exercise price per share of any option granted under the 2020 Plan is set in each case by the committee that administers the 2020 Plan or by the entire Board, but shall not be less than 100% of the fair market value of common stock on the date of grant (110% for 10% stockholders if the option is an incentive stock option). As of the close of business on June 30, 2021, the market value of common stock was $21.96 per share.
Terms of Awards
    The terms of individual Awards are determined by the particular committee granting the Award, as discussed above in “Administration.” If the committees continue their current practices, options granted pursuant to the 2020 Plan generally will expire on the sixth anniversary of the grant date and will become exercisable in equal portions over a five-year period (other than options granted to non-employee directors, which vest one year following the date of grant).
A SAR granted in connection with an option (i) may be granted at the time the related option is granted or at any time prior to the exercise or cancellation of the related option, (ii) shall cover the same number of shares covered by the option (or such lesser number of shares as the committee may determine), and (iii) shall be subject to the same terms and conditions as such Option, except for certain additional limitations permitted under the 2020 Plan.
Exercise of Options
    Options granted pursuant to the 2020 Plan are exercisable according to the terms of the 2020 Plan and at such times and under such conditions as determined by the committee that administers the option and as set forth in the option grant agreement relating to the options being exercised. The option plan agreement may specify whether the option price may be paid by the participant (i) in cash or its equivalent (e.g., by personal check) at the time the Option is exercised, (ii) in shares having a fair market value equal to the aggregate option price for the shares being purchased and satisfying such other requirements as may be imposed by the committee, if such shares have been held by the participant for no less than six months, (iii) partly in cash and partly in shares, (iv) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option, or (v) to the extent approved by the committee, through “net settlement” in shares. The option agreement may provide for deferred payment from the proceeds of sale through a bank or broker of some of all of the shares to which such exercise relates.
Exercise of SARs
    Each SAR granted independent of an option shall entitle a participant upon exercise to an amount equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share over (B) the exercise price per Share, multiplied by (ii) the number of shares covered by the SAR. Each SAR granted in conjunction with an option, or a portion thereof, shall entitle a participant to surrender to the Company the unexercised option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share over (B) the greater of the exercise price per share or the option price per share, multiplied by (ii) the number of shares covered by the option, or portion thereof, which is surrendered. The date on which a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in cash as set forth in the Award agreement. SARs may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of shares with respect to which the SAR is being exercised.

Restricted Stock

An Award of restricted stock consists of actual shares having a value equal to the fair market value of an identical number of shares which may, but need not, provide that such restricted stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period as the committee shall determine. Subject to the restrictions set forth in the Award, the participant shall have the rights and privileges of a shareholder as to such restricted stock, including the right to vote such restricted stock and the right to receive dividends; provided, that any cash dividends and stock dividends with respect to the restricted stock shall be withheld by Company for the participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the committee. The cash dividends or stock dividends so withheld by the committee and attributable to any restricted stock (and earnings thereon, if applicable) shall be distributed to the participant, upon the release of restrictions on such shares, in cash or in shares having a fair market value equal to the amount of such dividends, at the discretion of the committee.
Non-Transferability
    Awards granted under the 2020 Plan is not transferable other than by will or the applicable laws of descent and distribution. During the lifetime of a participant, Awards may be exercised only by such participant or his or her guardian or legal representative.
Change of Control
    In the event of a Change of Control (as defined below), the committee may, but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award not already vested, (ii) cancel such Awards for fair value (as determined in the sole discretion of the committee) which, in the case of options and SARs, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of shares subject to such Awards (or, if no consideration is paid in any such transaction, the fair market value of the shares subject to such Awards) over the aggregate exercise price of such Awards, (iii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted, as determined by the committee in its sole discretion, or (iv) provide that for a period of at least 10 days prior to the Change of Control, such options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change of Control, such options shall terminate and be of no further force or effect.
    The committee may, in its discretion and without the consent of any participant, determine that upon the occurrence of a Change of Control, each or any Award or a portion thereof outstanding immediately prior to the Change of Control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share subject to such Award in cash, shares, shares of a corporation or other business entity a party to the Change of Control, or other property which, in any such case, will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the Change of Control, reduced by the exercise or purchase price per share, if any, under such Award.
    For purposes of the 2020 Plan, “Change of Control” means a transaction or a series of transactions occurring within any single 12-month period in which: (i) any one Person (as that term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), or more than one Person acting as a group, acquires ownership of stock of Company that, together with stock held by such Person or group, constitutes majority shareholder voting power, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition; (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) any one Person, or more than one Person acting as a group, other than a Person or group of persons that is related to the Company, acquires assets from the Company that have a total gross fair market value equal to or more than 75% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12- month period ending on the date of the most recent acquisition.

Governing Law

    The 2020 Plan will be governed by and construed in accordance with the laws of the State of Georgia.
No Right to Employment or Awards
    The granting of an Award under the 2020 Plan imposes no obligation on the Company or any of its subsidiaries to continue the employment of a participant and does not lessen or affect their right to terminate the employment of such participant. No participant or other person will have any claim to be granted any Award. The terms and conditions of Awards and the committee’s determinations and interpretations need not be the same with respect to each participant.
Code Section 409A
    The 2020 Plan expressly provides that no Award will be granted, deferred, accelerated, extended, paid out or modified in a manner that would result in the imposition of an additional tax upon a participant under Section 409A of the Code, and the committee will have the authority to alter the payment or delivery of shares under the 2020 Plan in order to avoid such tax liability.
Plan Benefits
    Awards granted under the 2020 Plan are subject to the discretion of the Stock Option Committee and Special Stock Option Committee. See “Executive Compensation – Elements of Compensation – Stock Option Plans” and “Executive Compensation – Stock Options – Fiscal 2021 Grants of Stock Options” for information related to recent grants of stock options. There are no outstanding options granted to participants in the 2020 Plan that are dependent upon the passage of the Plan Amendment.
Termination; Amendment
    The 2020 Plan will terminate on May 29, 2024, the fifth anniversary of the date on which it was adopted by the Board of Directors of the Company, unless sooner suspended or terminated by the Board. In general, no such suspension or termination will have any effect on outstanding Awards without the consent of the participant. The committee may amend, alter, suspend, discontinue or terminate the 2020 Plan at any time; however, no amendment, alteration, suspension, discontinuation or termination may be made without shareholder approval if such change would increase the total number of shares reserved for issuance under the 2020 Plan or change the maximum number of shares for which Awards may be granted to any participant. Additionally, the consent of a participant is required if any such change would materially adversely impair any of the rights under any Award granted under the 2020 Plan.
Tax Consequences
    The following is a brief summary of the principal federal income tax consequences of the grant and exercise of an option under the 2020 Plan and the subsequent disposition of shares of common stock acquired upon such exercise. Under the 2020 Plan, at the time of grant the committee designates each option as either an incentive stock option or a nonqualified stock option, with differing tax consequences to the participant and to the Company for each type of option.
    Nonqualified Options
    The grant of a nonqualified option will not result in any immediate tax consequence to the Company or the participant. Upon exercise of a nonqualified option granted under the 2020 Plan, the amount by which the fair market value on the date of exercise of the shares received upon such exercise exceeds the option price will be taxed as ordinary income to the participant, and the Company generally will be entitled to a deduction in an equal amount in the year the option is executed. Such amount will not be an item of tax preference to a participant.
    Upon the subsequent disposition of shares acquired upon the exercise of an option (“Option Stock”), a participant may realize short-term or long-term capital gain or loss (assuming such shares of Option Stock constitute capital assets in a participant’s hands), depending upon the holding period of such shares of Option Stock, equal to the difference between the selling price and the tax basis of the shares of Option Stock sold. The tax basis for this purpose will equal the sum of the exercise price and the amount of ordinary income realized by the participant as a result of such exercise.

    Incentive Options
    Neither the grant nor the exercise of an incentive stock option will have any immediate tax consequences to the Company or the participant. (However, in calculating income for purposes of computing an individual participant’s alternative minimum tax, the favorable tax treatment generally accorded incentive stock options is not applicable.)
    When a participant sells Option Stock received upon the exercise of his incentive stock options, any amount he receives in excess of the option price will be taxed as a long-term capital gain at the maximum applicable tax rate (and any loss will be a long-term capital loss) if he has held his shares for at least two years from the date of granting the option to him and for at least one year after the issuance of such shares to him. If the shares are not held for more than two years from the date of granting the option to him or are not held for more than one year after the issuance of such shares, (i) ordinary income will be realized in the year of the disposition in an amount equal to the difference between the fair market value of the shares on the date the option was exercised and the option price, and (ii) either capital gain or loss will be recognized in an amount equal to the difference between the selling price and the fair market value of the shares on the date the option was exercised. If the selling price is less than the fair market value on the date the option is exercised, but more than the exercise price, (a) ordinary income equal to the difference between the exercise price and the fair market value on the date of exercise is recognized, and (b) a capital loss equal to the difference between the fair market value on the date of exercise and the sales price results.
    The Company is not permitted to take a deduction for federal income tax purposes because of the granting or exercise of any incentive stock option, except to the extent that ordinary income may be realized by a participant on the exercise or sale of Option Stock.
    SARs
    The grant of a SAR is not a taxable event to the Company or the participant. When a participant exercises a SAR, the excess of the fair market value of the common stock at the time of exercise over the unit grant price, multiplied by the number of units exercised, will be taxed as ordinary income to the participant. The Company may claim a deduction for federal income tax purposes for compensation paid in an equal amount after the participant has exercised the SAR.
    Restricted Stock
The award of restricted stock will not result in taxable income to the participant, and the Company will not be entitled to take a deduction, at the time of grant unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is not made, upon the lapse of the restrictions upon restricted stock, the participant will recognize ordinary income in the amount equal to the fair market value of the shares at the time the restricted stock vest (less any amount paid for the shares), and the Company will be entitled to a deduction for the same amount. Prior to the lapse of the restrictions on restricted stock, any dividends received on such shares will be treated as ordinary income to the participant (and will not be eligible for reduced rates of taxation applicable to qualified dividend income).
If an election under Section 83(b) of the Code is made within 30 days after receipt of restricted stock, the participant will recognize ordinary income in the year that the restricted stock are awarded in an amount equal to the fair market value of the shares on the date of such award determined as if the restricted stock were not subject to restrictions, and the Company will be entitled to a deduction for the same amount. If the election is made, the participant will not recognize income at the time that the restrictions actually lapse. Any dividends received after the election is made generally will constitute qualified dividend income generally subject to reduced rates of taxation. If the restricted stock subject to the election are subsequently forfeited, the participant will not be entitled to a deduction or tax refund. Any ordinary income of the participant will be subject to tax withholding by the Company. The Company generally will have no tax consequence in connection with the later disposition of shares acquired pursuant to vested restricted stock.
New Plan Benefits
Any future awards granted to eligible participants under the 2020 Plan will be subject to the discretion of the committee and, therefore, the number of awards that will be granted under the 2020 Plan is not determinable at this time.

Board Recommendation

    The Board of Directors believes it is in the best interest of the Company and its shareholders to approve the adoption of the Plan Amendment so that the Company will be able to continue to provide adequate incentives and to attract and retain the services of competent personnel. The affirmative vote of a majority of the shares in attendance or represented by proxy and entitled to vote at the Annual Meeting of Shareholders is required for adoption of the Plan Amendment. Each outstanding Class A share is entitled to one-tenth vote per share and each outstanding Class B share is entitled to one vote per share on this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of this proposal.
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2020 EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF CLASS A COMMON SHARES THAT MAY BE ISSUABLE UNDER THE PLAN FROM 2,500,000 SHARES TO 6,250,000 SHARES.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of June 30, 2021 (unless otherwise indicated), the beneficial ownership of Class A shares and Class B shares by: (i) each person known to management to own beneficially more than 5% of the outstanding shares of our common stock; and (ii) each current director, each nominee for director, each of our named executive officers, and our executive officers and directors as a group. Unless otherwise noted, (i) we believe that each of the beneficial owners set forth in the table has sole voting and investment power, and (ii) the address of each person listed below is 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305.

	SHARES BENEFICIALLY OWNED		PERCENT OF CLASS
NAME OF BENEFICIAL OWNER OR DESCRIPTION OF GROUP	CLASS A	CLASS B	CLASS A (1)	CLASS B (1)
Beneficial owners of more than 5%:
James C. Edenfield	128,000(2)	1,821,587	*	100%
Brown Capital Management, Inc.	3,599,921(3)	-0-	11.46%	--
Kayne Anderson Rudnick Investment Management LLC	2,805,845(4)	-0-	8.94%	--
BlackRock, Inc.	2,152,460(5)	-0-	6.85%	--
Renaissance Technologies LLC	1,934,300(6)	-0-	6.16%	--
The Vanguard Group	1,716,951(7)	-0-	5.47%	--
Neuberger Berman Group LLC	1,678,851(8)	-0-	5.35%	--
Directors and Named Executive Officers:
James C. Edenfield	128,000(2)	1,821,587	*	100%
W. Dennis Hogue	87,016(9)	-0-	*	--
Matthew G. McKenna	38,102(10)	-0-	*
James B. Miller, Jr.	149,611(11)	-0-	*	--
Thomas L. Newberry, V	4,000(12)	-0-	*	--
Lizanne Thomas	22,00013)	-0-	*	--
H. Allan Dow	657,115(14)	-0-	2.09%	--
Vincent C. Klinges	310,838(15)	-0-	*	--
Valerie King	6,000(16)	-0-	*	--
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (9 PERSONS)	1,402,682(17)	1,821,587	4.47%	100.0%
____________________
*    Denotes less than 1%.
(1)    Share percentages are based on an aggregate of 31,401,134 Class A shares outstanding as of June 30, 2021, plus options exercisable within 60 days of June 30, 2021. There were 1,821,587 Class B shares outstanding as of June 30, 2021.
(2)    Includes 68,000 shares that may be acquired upon the exercise of Mr. Edenfield’s own stock options exercisable within 60 days and 60,000 shares held by the James C. and Norma T. Edenfield Foundation, Inc., as to which Mr. Edenfield has shared voting and investment power.
(3)    Based on Schedule 13G/A dated February 12, 2021. Of this amount, the reporting person has sole voting power as to 2,150,287 shares and sole dispositive power as to 3,599,921 shares. Brown Capital Management’s reported address is 1201 N. Calvert Street, Baltimore, MD 21202.
(4)    Based on Schedule 13G/A dated February 10, 2021 and filed February 11, 2021. Of this amount, the reporting person has sole voting power as to 1,790,911 shares, shared voting power as to 1,014,934 shares, sole dispositive power as to 1,790,911 shares, and shared dispositive power as to 1,014,934 shares. Kayne Anderson Rudnick Investment Management’s reported address is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.
(5)    Based on Schedule 13G/A dated January 28, 2021 and filed on January 29, 2021. Of this amount, the reporting person has sole voting power as to 2,118,438 shares and sole dispositive power as to 2,152,460 shares. BlackRock’s reported address is 55 East 52nd Street, New York, NY 10055.
(6)    Based on Schedule 13G/A dated February 10, 2021 and filed February 11, 2021. Of this amount, the reporting person has sole voting power as to 1,903,300 shares, sole dispositive power as to 1,934,300 shares. Renaissance Technologies’ reported address is 800 Third Avenue, New York, New York 10022.
(7)    Based on Schedule 13G dated February 8, 2021 and filed on February 10, 2021. Of this amount, the reporting person has shared voting power as to 66,257 shares, sole dispositive power as to 1,627,747 shares, and shared dispositive power as to 89,204 shares. The Vanguard Group’s reported address is 10 Vanguard Blvd., Malvern, PA 19355.
(8)    Based on Schedule 13G dated February 11, 2021. Of this amount, the reporting person has shared voting power as to 1,663,919 shares and shared dispositive power as to 1,678,851 shares. Neuberger Berman Group’s reported address is 1290 Avenue of the Americas, New York, NY 10104.
(9)    Includes 64,000 shares subject to options exercisable within 60 days.
(10)    Includes 25,000 shares subject to options exercisable within 60 days.
(11)    Includes 61,000 shares subject to options exercisable within 60 days.
(12)    Represents shares subject to options exercisable within 60 days
(13)    Represents shares subject to options exercisable within 60 days
(14)    Includes 560,000 shares subject to options exercisable within 60 days.
(15)    Includes 214,000 shares subject to options exercisable within 60 days.
(16)    Represents shares subject to options exercisable within 60 days.
(17)    Includes 1,024,000 shares subject to options exercisable within 60 days.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and holders of more than 10% of the Class A shares are required under regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review by the Company of copies of these reports filed with the SEC and written representations furnished to the Company by its officers and directors, all of the persons subject to the Section 16(a) reporting requirements filed the required reports on a timely basis with respect to fiscal 2021, except with respect to the following: on June 23, 2021, a delinquent Form 4 was filed for Matthew G. McKenna relating to the following purchases of Class A shares through an automatic dividend reinvestment program: 32 shares on May 22, 2020, 36 shares on August 28, 2020, and 34 shares on December 4, 2020.
SHAREHOLDER PROPOSALS
Proposals of shareholders intended to be presented at the 2022 Annual Meeting must be forwarded in writing and received at the principal executive offices of the Company no later than March 31, 2022, directed to the attention of the Secretary, to be considered for inclusion in the Company’s Proxy Statement for that Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the SEC.
OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters specifically referred to in this Proxy Statement. If other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.
The Company will bear the cost of this solicitation of proxies. In addition to solicitation by mail, employees of the Company may solicit proxies by telephone, in writing or in person. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such persons for any reasonable expense in forwarding the material.

Copies of the 2021 Annual Report of the Company are being mailed to shareholders together with this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from Pat McManus, Investor Relations, 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305.
Pursuant to SEC rules, we may send a single Annual Report or Proxy Statement to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” Each shareholder subject to householding will continue to receive a separate proxy card or voting instruction card. We will promptly deliver, upon written or oral request, a separate copy of our Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Pat McManus, Investor Relations, 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305 or call (404) 364-7615. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10K FOR THE FISCAL YEAR ENDED APRIL 30, 2021, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL OWNERS OR SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JULY 2, 2021, ON REQUEST TO PAT McMANUS, INVESTOR RELATIONS, 470 EAST PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305.
By Order of the Board of Directors,
James R. McGuone,
Secretary
Atlanta, Georgia
July 29, 2021

APPENDIX A
American Software, Inc.

2020 Equity Compensation Plan

1.Purpose of the Plan. The purpose of the 2020 Equity Compensation Plan (the “Plan”) is to aid American Software, Inc., a Georgia corporation (“Company”), and its Affiliates (defined below) in recruiting and retaining key employees, directors, consultants and other service providers of outstanding ability and to motivate such employees, directors, consultants and other service providers to exert their best efforts on behalf of Company and its Affiliates by providing incentives through the granting of Awards (defined below). Company expects that it will benefit from the added interest which such key employees, directors, consultants and other service providers will have in the welfare of Company as a result of their proprietary interest in Company’s success.
2.Definitions. The following capitalized terms used in the Plan have the respective meanings set forth in this Section 2:
    “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

    “Affiliate” means with respect to Company, any entity directly or indirectly controlling, controlled by, or under common control with, Company or any other entity designated by the Board in which Company or an Affiliate has an interest. For purposes of this definition, “control” means direct or indirect ownership or control of more than 50% of the voting interests of an entity.

    “Award” means an Option, SAR, or Restricted Award granted pursuant to the Plan.

    “Board” means the Board of Directors of Company.

    “Cause” has the meaning set forth in the Participant’s employment agreement, consulting agreement, separation agreement or other similar agreement with Company, as in effect on the date an Award is granted; provided, that if no such agreement or definition exists, unless otherwise specified in the Award agreement, “Cause” means: (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence; (iii) a material breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to Company or any Affiliate; (iv) a plea of guilty or nolo contendere by the Participant to (or conviction of the Participant for the commission of) any felony or any other serious crime involving moral turpitude; (v) a material breach of the Participant’s obligations under any agreement entered into between the Participant and Company or any Affiliate; (vii) a material breach of Company’s written policies or procedures; or (viii) unauthorized acts intended to result in the Participant’s personal enrichment at the material expense of Company or an Affiliate. For purposes of this definition, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of Company.

“Change of Control” means any event which is a “change in control event” as defined in U.S. Treasury Regulation Section 1.409A-3(i)(5) or any subsequent regulation or authoritative governmental interpretation of Section 409A(a)(2)(A)(v) of the Code, including any amendments thereto. To the extent consistent with such definition, a Change of Control means a transaction or a series of transactions occurring within any single 12-month period in which:
(a)    any one Person, or more than one Person acting as a group, acquires ownership of stock of Company that, together with stock held by such Person or group, constitutes Majority Shareholder Voting Power, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition;
(b)    a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(c)    any one Person, or more than one Person acting as a group, other than a Person or group of Persons that is related to Company, acquires assets from Company that have a total gross fair market value equal to or more than 75% of the total gross fair market value of all of the assets of Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.
Notwithstanding the foregoing, a Change of Control shall not include any transaction or a series of transactions in which the Class B Common Shares of Company held by any Person holding such shares as of the Effective Date are transferred to one or more members of his or her immediate family, to an entity controlled by any such family member or members or a trust for the benefit of any such family member or members. Further, a Change of Control shall not include any transaction or a series of transactions in any acquisition of stock or assets by a Person who owns Majority Shareholder Voting Power prior to such transaction or series of transactions.
Unless otherwise provided in the applicable Award agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change of Control shall be limited to a “change in the ownership of Company,” a “change in the effective control of Company,” or a “change in the ownership of a substantial portion of the assets of Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations. No Award agreement shall define a Change of Control in such a manner that a Change of Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a Change of Control of Company (e.g., upon the announcement, commencement, or shareholder approval of any event or transaction that, if completed, would result in a Change of Control of Company).
    “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

    “Committee” means the Stock Option Committee of the Board, or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated full or partial power to act under or pursuant to the provisions of the Plan.

    “Company” has the meaning set forth in Section 1.

    “Disability” has the meaning set forth in the Participant’s employment agreement, consulting agreement, separation agreement or other similar agreement with Company, as in effect on the date an Award is granted; provided, that if no such agreement or definition exists, unless otherwise specified in the Award agreement, “Disability” means a disability as defined for purposes of Section 409A of the Code. In a dispute, the Disability determination shall be in the sole discretion of the Committee, and a Participant (or his or her representative) shall furnish the Committee with medical evidence documenting the Participant’s Disability which is satisfactory to the Committee.

    “Effective Date” means May 29, 2019, which is the date the Board approved the Plan.

    “Employment” (and variations thereof, such as “employed”) means: (i) a Participant’s employment if the Participant is an employee of Company or any of its Affiliates; (ii) a Participant’s service as a consultant or other service provider, if the Participant is a consultant or other service provider to Company or its Affiliates; and (iii) a Participant’s service as an non-employee director, if the Participant is a non-employee member of the Board.

    “Fair Market Value” means, on a given date: (i) if there is a public market for the Shares on such date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then the closing price on the principal national securities exchange on which such Shares are listed or admitted to trading; or (ii) if the Shares are not listed or admitted to trading or quotation on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted); or (iii) if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith pursuant to the reasonable application of a reasonable valuation method under U.S. Treasury Regulation Section 1.409A-1(b)(5)(iv)(B). With respect to (i) and (ii) above, if no sale of Shares has been reported on such composite tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated

Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

    “Good Reason” has the meaning set forth in the Participant’s employment agreement, consulting agreement, separation agreement or other similar agreement with Company, as in effect on the date an Award is granted; provided that if no such agreement or definition exists, unless otherwise specified in the Award agreement, “Good Reason” means the assignment to a Participant following a Change of Control of any duties inconsistent with the Participant’s duties, responsibilities, title, or any other action by Company that results in a material diminution in the Participant’s annual compensation and other benefits, position, authority, duties or responsibilities, excluding in each case any assignment or action that is remedied by Company within 30 days of receipt of notice from the Participant. Good Reason shall exist only if (x) the Participant notifies Company of the event establishing Good Reason within 90 days of its initial existence, (y) Company is provided 30 days to cure such event and (z) the Participant Separates from Service with Company (or its successor) within 180 days of the initial occurrence of the event.

    “ISO” means an Option that is also an incentive stock option granted pursuant to Section 6(d).

    “Majority Shareholder Voting Power” means either: (i) with respect to the election of members of the Board by the shareholders of Company, the ability to elect a majority of the Board; or (ii) with respect to all other matters, more than 50% of the total voting power of the stock of Company, in both cases taking into account the relative voting power of the Shares and Company’s Class B Common Shares.

    “Option” means a stock option granted pursuant to Section 6.

    “Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

    “Participant” means an employee, director, consultant or other service provider of Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

    “Permitted Holder” means, as of the date of determination, any and all of an employee benefit plan (or trust forming a part thereof) maintained by Company or by any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by Company.

    “Person” means a “person” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

    “Plan” has the meaning set forth in Section 1.

    “Restricted Award” means any Award granted pursuant to Section 8(a).

    “Restricted Period” has the meaning set forth in Section 8(a).

    “Restricted Stock” has the meaning set forth in Section 8(a).

    “Retirement” means, unless otherwise defined in the applicable Award agreement, termination of a Participant’s employment with Company or any of its Affiliates based on the Participant’s having attained a mandatory retirement age as established in a written agreement between the Participant and Company.

    “Separation from Service” and “Separates from Service” have the meanings ascribed to such terms pursuant to Section 409A of the Code and the regulations promulgated thereunder.

    “Shares” means Company’s Class A Common Shares.

    “SAR” means a stock appreciation right granted pursuant to Section 7.

3.Shares Subject to the Plan. Subject to Section 9, the total number of Shares which may be issued under the Plan is 2,500,000 plus the number of Shares, if any, remaining available for issuance under Company’s 2011 Equity Compensation Plan, as amended. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares subject to Awards that are forfeited or Shares that terminate, expire or lapse without the payment of consideration shall, to the extent of such forfeiture, termination, expiration or lapsing, again be available for issuance of future Awards under the Plan. The following Shares shall not be available again for grant under the Plan: (i) cancelled on settlement of Options or SARs in payment of the exercise price thereof; (ii) repurchased by Company using Option exercise proceeds; (iii) withheld to pay taxes; and (iv) Share-settled Awards where only the actual Shares delivered are counted against the Plan reserve.
4.Administration. The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or advisable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Except as otherwise provided herein, the Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time provided, however, that the Committee shall not be permitted to accelerate or waive any vesting conditions applicable to any Award, except in the event of the Participant’s death, Disability or Retirement or a Change of Control as set forth in Section 9(b). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. In the discretion of the Committee, Awards may be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by Company, any of its Affiliates or any of their respective predecessors, or any entity acquired by Company or with which Company combines. The number of Shares underlying such substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.
5.Effective Date and Length of Plan. The Plan shall be effective as of the Effective Date; provided, that the effective date of the Plan and the validity of any and all Awards granted hereunder are contingent upon approval of the Plan by the requisite vote of the shareholders of Company in a manner which complies with Section 422(b)(1) of the Code, the requirements of any national securities exchange on which such Shares are listed or admitted to trading, and the provisions of the corporate charter, bylaws and applicable state law of Company. Unless sooner terminated in accordance with Section 155, the Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted more than five years after the Effective Date.
6.Options. Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:
(a)Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in assumption or substitution of previously granted awards, as described in Section 4; provided, that such assumption or substitution is described in U.S. Treasury Regulation Section 1.409A-1(b)(5)(v)(D)).
(b)Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. Each Award agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award agreements, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

(c)Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by Company and, if applicable, the date payment is received by Company pursuant to clause (i), (ii), (iii), (iv) or (v) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to Company, to the extent permitted by law: (i) in cash or its equivalent (e.g., by personal check) at the time the Option is exercised; (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in Shares (as described in (ii) above); (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased plus any and all federal, state, or local taxes and any other levies of any kind required by law to be deducted or withheld with respect to the exercise of the Option; or (v) to the extent the Committee shall approve in the Award agreement, through “net settlement” in Shares. In the case of a “net settlement” of an Option, Company will not require a cash payment of the Option Price of the Option set forth in the Award agreement, but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that have a Fair Market Value that does not exceed the aggregate Option Price set forth in the Award agreement. With respect to any remaining balance of the aggregate Option Price, Company shall accept a cash payment. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
(d)ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who, at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of Company or of any subsidiary, unless: (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted; and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either within two years after the date of grant of such ISO or within one year after the transfer of such Shares to the Participant shall notify Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO and if for any reason such Option (or portion thereof) shall not qualify as an ISO then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan. In no event shall any member of the Committee, Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.
(e)Attestation. Wherever in the Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.
7.SARs.
(a)Grants. The Committee may grant: (i) a SAR independent of an Option; or (ii) a SAR in connection with an Option or a portion thereof. A SAR granted pursuant to clause (ii) of the preceding sentence: (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option; (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine); and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)Terms. The exercise price per Share of a SAR shall be an amount determined by the Committee, but in no event shall such amount be less than the Fair Market Value of a Share on the date the SAR is granted (other than in the case of a SAR granted in assumption or substitution of previously granted awards, as described in Section 4; provided, that such assumption or substitution is described in U.S. Treasury Regulation Section 1.409A-1(b)(5)(v)(D)); provided further, that, in the case of a SAR granted in conjunction with an Option or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each SAR granted independent of an Option shall entitle a Participant upon exercise to an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, multiplied by (ii) the number of Shares covered by the SAR. Each SAR granted in conjunction with an Option or a portion thereof shall entitle a Participant to surrender to Company the unexercised Option, or any portion thereof, and to receive from Company in exchange therefor an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the greater of the exercise price per Share or the Option Price per Share, multiplied by (ii) the number of Shares covered by the Option or portion thereof which is surrendered. The date on which a notice of exercise is received by Company shall be the exercise date. Payment shall be made in cash as set forth in the Award agreement; provided, however, the Award agreement shall not provide for any delay in payment after exercise that would constitute a deferral of compensation with respect to any SAR intended to satisfy the requirements of U.S. Treasury Regulation Section 1.409A-1(b)(5)(i)(B). SARs may be exercised from time to time upon actual receipt by Company of written notice of exercise stating the number of Shares with respect to which the SAR is being exercised.
(c)Limitations. The Committee may, in its sole discretion, impose such conditions upon the exercisability or transferability of SARs as it may determine, but in no event shall a SAR be exercisable more than ten years after the date it is granted.
8.Restricted Stock Awards.
(a)General. A Restricted Award is an Award of actual Shares (“Restricted Stock”) having a value equal to the Fair Market Value of an identical number of Shares which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.
(b)Restricted Stock. Each Participant granted Restricted Stock shall execute and deliver to Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided, that any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant, upon the release of restrictions on such Shares, in cash or in Shares having a Fair Market Value equal to the amount of such dividends, at the discretion of the Committee. If such Shares are forfeited, the Participant shall have no right to such dividends.
(c)Restrictions. Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (i) the Shares shall be subject to the restrictions on transferability set forth in the Award agreement; (ii) the Shares shall be subject to forfeiture to the extent provided in the applicable Award agreement; and (iii) to the extent such Shares are forfeited, all rights of the Participant to such Shares and as a shareholder with respect to such Shares shall terminate without further obligation on the part of Company.
(d)Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the date the Committee adopts a resolution expressly granting the Award and end at the time or times set forth on a schedule established by the Committee in the applicable Award agreement. Upon the expiration of the Restricted Period with respect to any Shares awarded pursuant to a Restricted Award, the restrictions set forth in this Section 8 and the applicable Award agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award agreement.
(e)Legends. Each certificate or computerized or manual entry in the records of Company or its transfer agent (i.e., “book entry” position), if any, representing Restricted Stock awarded under the Plan shall bear a legend in such form as Company deems appropriate.
9.Adjustments upon Certain Events. Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to shareholders of Shares (other than regular cash dividends) or any similar event, the Committee, without liability to any Person, shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 20) as to the number or kind of Shares or other securities issued or reserved for issuance as set forth in Section 3 or pursuant to outstanding Awards; provided, that the Committee shall determine in its sole discretion the manner in which such substitution or adjustment shall be made.
(b)Change of Control.
(i)In the event of a Change of Control (or similar corporate transaction, whether or not including any Permitted Holder) after the Effective Date, the Committee may (subject to Section 20), but shall not be obligated to: (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award; (B) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and SARs, may equal the excess, if any, of value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Options or SARs (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or SARs) over the aggregate exercise price of such Options or SARs; (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder, as determined by the Committee in its sole discretion; or (D) provide that for a period of at least ten days prior to the Change of Control, such Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change of Control, such Options shall terminate and be of no further force or effect. For the avoidance of doubt, pursuant to (B) above, the Committee may cancel Options and SARs for no consideration if the aggregate Fair Market Value of the Shares subject to such Options or SARs is less than or equal to the aggregate Option Price of such Options or exercise price of such SARs.
(ii)The Committee may (subject to Section 20), in its discretion at or after grant and without the consent of any Participant, determine that, upon the occurrence of a Change of Control, each or any Award or a portion thereof outstanding immediately prior to the Change of Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share subject to such Award in: (A) cash; (B) stock of Company or of a corporation or other business entity a party to the Change of Control; or (C) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change of Control, reduced by the exercise or purchase price per Share, if any, under such Award (which payment may, for the avoidance of doubt, be zero if the per Share exercise or purchase price of an Award is greater than the per Share consideration in connection with the Change of Control). If such determination is made by the Committee, the amount of any such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants with respect to the vested portions of their canceled Awards as soon as practicable following the date of the Change of Control and may be paid with respect to the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.
(c)Repricing. Notwithstanding anything to the contrary herein, without the approval of the shareholders of Company, the Committee shall not provide for any of the following: (i) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Options or SARs having a lower exercise price; (ii) the amendment of outstanding Options or SARs to reduce the exercise price thereof; or (iii) the purchase of outstanding unexercised Options or SARs by Company, whether by cash payment or otherwise. This subsection shall not be construed to apply to issuing or assuming a stock option in a transaction to which section 424(a) applies, within the meaning of Section 424 of the Code.
10.Minimum Vesting. With respect to all Awards under the Plan, the vesting period must be a minimum of one year from the date of grant.
11.No Right to Employment or Awards. The granting of an Award under the Plan shall impose no obligation on Company or any of its Affiliates to continue the employment of a Participant and shall not lessen or affect Company’s or any of its Affiliates’ right to terminate the employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
12.Successors and Assigns. The Plan shall be binding on all successors and assigns of Company and the Participants, including, without limitation, the estate of each Participant, the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or any other representative of the Participant’s creditors.
13.Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.
14.Amendment or Termination.
(a)The Committee may amend, alter, suspend, discontinue or terminate the Plan, but no amendment, alteration, suspension, discontinuation or termination shall be made which: (i) without the approval of the shareholders of Company, would (except as is provided in Section 9) increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant; or (ii) without the consent of a Participant, would materially adversely impair any of the rights under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to Company or any Participant).
(b)To the extent applicable and notwithstanding anything herein to the contrary, the Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and the U.S. Treasury Regulations and other interpretative guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision herein to the contrary, If the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code, the U.S. Treasury Regulations or other interpretative guidance issued thereunder prior to payment to such Participant of such amount, Company may: (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder; and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.
(c)The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for the events described in Section 9) affecting Company, any Affiliate, or the financial statements of Company or any Affiliate, or changes in applicable laws, regulations or accounting principles.
(d)In order to facilitate the making of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are Employed by Company or any Affiliate outside the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the corporate secretary or other appropriate officer of Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of Company.
15.Tax Withholding. A Participant may be required to pay to Company or any Affiliate, and Company or such Affiliate shall have the right and is hereby authorized to withhold from any Award, any payment due or transfer made under any Award or under the Plan, or any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations with respect to an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan, and to take such other action as may be necessary in the opinion of Company to satisfy all obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may, in its discretion, permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state, local and/or foreign withholding obligations using the maximum statutory withholding rates for such federal, state, local and/or foreign tax purposes, including payroll taxes, as are applicable to the Participant); and/or (b) tendering to Company or an Affiliate Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time, in each case as may be required to avoid Company’s or an Affiliate’s incurring an adverse accounting charge and based on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
16.Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia without regard to conflicts of laws.
17.Severability. If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and in either case the remainder of the Plan and any such Award shall remain in full force and effect.
18.Requirements for Issuance. Company will not be obligated to issue, deliver or transfer any Shares pursuant to the Plan or to remove from Shares previously delivered pursuant to the Plan any restrictions or conditions, including conditions that constitute a substantial risk of forfeiture, until: (a) all conditions of the applicable Award agreement have been met or removed to the satisfaction of the Committee; (b) all other legal matters, including receipt of consent or approval of any regulatory body and compliance with any state or federal securities or other law, in connection with the issuance and delivery of such Shares have been satisfied; (c) the Participant or holder or beneficiary of the Shares or Award has executed and delivered to Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of any state or federal securities or other law; and (d) such issuance would not entitle Company to recover amounts under Section 16(b) of the Act from such Participant or holder or beneficiary of the Shares or Award. The inability of Company to obtain authority from any regulatory body having jurisdiction, if such authority is deemed by Company’s counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve Company of any liability with respect to the failure to issue the Shares as to which such requisite authority has not been obtained.
19.Clawback. Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to Company: (a) to the extent set forth in any Award Agreement; and (b) to the extent that such Participant is, or in the future becomes, subject to: (i) any “clawback” or recoupment policy adopted by Company or any Affiliate, including any policy intending to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer

Protection Act, or otherwise; or (ii) any applicable law which imposes mandatory recoupment, including the Sarbanes-Oxley Act of 2002, under circumstances set forth in such law.
20.Section 409A. Notwithstanding any other provision of the Plan or any Award agreement hereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under the Plan in a manner that would result in the imposition of an additional tax upon a Participant under Section 409A of the Code. If it is reasonably determined by the Committee that, as a result of Section 409A of the Code, any payment or delivery of Shares with respect to any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, Company will make such payment or delivery of Shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any payment and/or delivery of Shares with respect to any Award subject to Section 409A of the Code that is linked to the date of the Participant’s Separation from Service shall not be made prior to the date which is six months after the date of such Participant’s Separation from Service from Company and its Affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder. Company shall use commercially reasonable efforts to implement the provisions of this Section 20 in good faith; provided, that neither Company, the Committee nor any of Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 20.

[Remainder of page intentionally blank]

FIRST AMENDMENT TO THE
AMERICAN SOFTWARE, INC.
2020 EQUITY COMPENSATION PLAN

    1.    Section 3 of the Plan is removed and replaced with the following:

“Subject to Section 8, the total number of Shares which may be issued under the Plan is 6,250,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares subject to Awards that terminate or lapse without the payment of consideration may be granted again under the Plan.”

    2.    This Amendment was approved by the Board of Directors on May 26, 2021.

    3.    This Amendment is subject to approval by the shareholders of the Company.

    4.    Except as amended herein, the Plan shall remain in full force and effect.

    5.    All capitalized terms used and not otherwise defined in this Amendment have the same meanings ascribed to them in the Plan.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D55662-P58701

AMERICAN SOFTWARE, INC.
Annual Meeting of Shareholders
August 18, 2021 3:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) James C. Edenfield and H. Allan Dow, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AMERICAN SOFTWARE, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, EDT on August 18, 2021 at the offices of American Software, Inc. located at 470 E. Paces Ferry Road, N.E. Atlanta, GA 30305, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

Continued and to be signed on reverse side

AMERICAN SOFTWARE, INC.
ATTN: PATRICIA MCMANUS
470 E. PACES FERRY ROAD
ATLANTA, GA 30305

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D55661-P58701

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN SOFTWARE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Lizanne Thomas	☐	☐	☐
1b. James B. Miller, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date

Signature (Joint Owners) | Date